AGREEMENT OF LIMITED PARTNERSHIP

                                            OF

                              REALTY PARKING PROPERTIES II L.P.


                                       BY AND AMONG


                               REALTY PARKING COMPANY II, INC.
                                     (GENERAL PARTNER)



                           REALTY ASSOCIATES LIMITED PARTNERSHIP
                              (SUBORDINATED LIMITED PARTNER)



                                           AND



                            PARKING PROPERTIES HOLDING CO., INC.
                                 (ASSIGNOR LIMITED PARTNER)

                                            AGREEMENT OF LIMITED PARTNERSHIP
                                             REALTY PARKING PROPERTIES II L.P.

         TABLE OF CONTENTS

                                                                                                                    Page
   Preliminary Statement                  ............................................................................        A-1
   Article I - Defined Terms                       ..................................................................         A-1
   Article II - Name; Purpose; Term and Certificate                                       ...............................     A-8
      Section 2.1 Name; Formation                         ...........................................................         A-8
      Section 2.2 Place of Registered Office                            ..............................................        A-8
      Section 2.3 Purpose                 ...........................................................................         A-8
      Section 2.4 Term                                                                             ...........                A-9
      Section 2.5 Recording of Certificate                            ................................................        A-9
   Article III - Partners; Capital                    ..............................................................          A-9
      Section 3.1 General Partner; Assignor Limited Partner; Subordinated Limited Partner
      Section 3.2 Investors               ................................................   ...........................      A-9
      Section 3.3 Partnership Capital                        ........................................................        A-10
      Section 3.4 Liability of Partners and Investors                                  ...............................       A-10
   Article IV - Allocations, Distributions and Applicable Rules                                       .....................  A-10
      Section 4.1 Allocation of Profit or Loss from a Sale                      ......................................       A-10
      Section 4.2 Distribution of Net Proceeds of Sale or Financing                     ..................................   A-11

      Section 4.3 Distribution of Net Cash Flow and Allocation of Profit and Loss from
                           Operations         .......................................................................        A-12
      Section 4.4 Liquidation or Dissolution                             ............................................        A-12
      Section 4.5 General and Special Rules                              ............................................        A-12
   Article V - Rights, Powers and Duties of the General Partner                      ....................................... A-15

      Section 5.1 Management and Control of the Partnership; Tax Matters Partner
      Section 5.2 Authority of General Partner                               ........................................        A-15
      Section 5.3 Authority of Investors                          ...................................................        A-20
      Section 5.4 Restrictions on Authority                            ..............................................        A-20
      Section 5.5 Authority of Partners and Affiliated Persons to Deal with Partnership                                      A-22
      Section 5.6 Duties and Obligations of the General Partner                                         ................     A-23
      Section 5.7 Compensation of General Partner                                     ................................       A-24
      Section 5.8 Other Businesses of Partners                              .........................................        A-24
      Section 5.9 Liability of General Partner and Affiliates to Limited Partners or Investors
      Section 5.10 Indemnification                        ...........................................................        A-24
   Article VI - Transferability of the General Partner's Interest                                       ...............      A-25
      Section 6.1 Removal, Voluntary Retirement or Withdrawal of the General Partner;
                           Transfer of Interests               ......................................................        A-25
      Section 6.2 Election and Admission of Successor or Additional General Partners
      Section 6.3 Events of Withdrawal of a General Partner                      .....................................       A-25
      Section 6.4 Liability of a Withdrawn General Partner                        ....................................       A-26
      Section 6.5 Valuation of Partnership Interest of General Partner                      ..............................   A-26

   Article VII - Assignment of Assignee Units to Investors; Transferability of Limited
                           Partner Interests and Units                     ..........................................        A-27
      Section 7.1 Assignment of Assignee Units to Investors                                         ..................       A-27
      Section 7.2 Transferability of Units                          .................................................        A-28
      Section 7.3 Death, Bankruptcy or Adjudication of Incompetence of an Investor or a
                           Limited Partner            .............................................................          A-29
      Section 7.4 Effective Date                    ................................................................         A-29
      Section 7.5 Substitute Limited Partners                              ..........................................        A-29
      Section 7.6 Retirement or Withdrawal of an Investor                                         .....................      A-29


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                            ii




     Article VII - Dissolution, Liquidation and Termination of the Fund                   ................................... A-30
        Section 8.1 Events Causing Dissolution                   ............................................................ A-30
        Section 8.2 Liquidation           .........................  ........................................................ A-31
        Section 8.3 Capital Contribution Upon Dissolution                       .....  ...................................... A-31
     Article IX - Certain Payments to the General Partner and Affiliates                  ................................... A-31
        Section 9.l Reimbursement of Certain Costs and Expenses of the General Partner and
                         its Affiliates   ................................................................................... A-31
        Section 9.2 Fees and Other Payments                   ............................................................... A-32
     Article X - Books and Records; Bank Accounts; Reports                            .........  ............................ A-32
        Section 10.1 Books and Records                 ...................................................................... A-32
        Section 10.2 Bank Accounts               ............................................................................ A-33
        Section 10.3 Reports          ....................................................................................... A-33
        Section 10.4 Federal Tax Elections                ................................................................... A-35
     Article XI - Meetings of Investors                 ..................................................................... A-35
        Section 11.1 Calling Meetings            ............................................................................ A-35
        Section 11.2 Notice; Procedure               ........................................................................ A-35
        Section 11.3 Right to Vote             .............................................................................. A-36
        Section 11.4 Proxies; Rules             ............................................................................. A-36
     Article XII - General Provisions                 ....................................................................... A-36
        Section 12.1 Appointment of General Partner as Attorney-in-Fact                               ....................... A-36
        Section 12.2 Waiver of Partition                                                                                      A-36
                                                       ............................................................
   Section 12.3 Notification           .......................................................................................A-36
        Section 12.4 Word Meanings                ........................................................................... A-37
        Section 12.5 Binding Provisions                ...................................................................... A-37
        Section 12.6 Applicable Law               ............................. ............................................. A-37
        Section 12.7 Counterparts             ............................................................................... A-37
        Section 12.8 Separability of Provisions                 ............................................................. A-37
        Section 12.9 Paragraph Titles            .................................. ......................................... A-37
        Section 12.10 Entire Agreement                ....................................................................... A-37
        Section 12.11 Amendments                ............................................................................. A-37
     Signatures     ......................................................................................................... A-39
     Schedule A       ....................................................................................................... A-40


                                     iii

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
                                              REALTY PARKING PROPERTIES II L.P.
                        THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of March
                    6, 1991, is by and among Realty Parking Company II, Inc., a Maryland corporation, as General Partner, Parking Properties Holding Co., Inc., a Maryland corporation, as the Assignor Limited Partner, and Realty Associates Limited Partnership, a Maryland limited partnership, as the Subordinated Limited Partner.

                              Preliminary Statement
                        The General Partner,  the  Subordinated  Limited Partner
                    and the Assignor Limited Partner desire to form Realty Parking Properties II L.P. (the "Partnership"), pursuant to the Delaware Revised Uniform Limited Partnership Act, for the purpose of acquiring land and facilities, or interests in land and facilities, to be used for parking operations and incidental ancillary uses, with an emphasis on surface commercial parking lots believed by the Partnership to have significant future potential for eventual sale as development sites. The Partnership also may acquire or build parking garages, suburban parking properties, offsite airport parking lots, sites requiring the demolition of obsolete structures prior to use as parking facilities and vacant sites on which parking facilities may be constructed or anything else deemed appropriate by the General Partner. Some of the land or facilities may be acquired primarily due to the income potential from use as a parking facility.
                        NOW, THEREFORE,  in consideration of the mutual promises
                    made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

                        The defined terms used in this Agreement  shall,  unless
                    the context otherwise expressly requires, have the meanings specified in this Article I.
                       "Accountants"  means such firm of  independent  certified
                    public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.
                       "Acquisition  Expenses"  means any  expenses  related  to
                    selection  and  acquisition  of  Properties,  whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title examination expenses, title insurance premiums and related charges, environmental studies, surveys, real estate transfer fees and taxes and other miscellaneous expenses.
                        "Acquisition  Fees"  means  the  total  of all  fees and
                    commissions paid by any party on behalf of the Partnership in connection with the purchase, development or construction of any Property by the Partnership, including, without limitation, the Acquisition Fee payable to the General Partner, the Acquisition Fee payable to the Consultant, any real estate commission, selection fee, development fee, construction fee, non-recurring management fee or loan fee, or any fee of a similar nature, however designated.
                        "Act" means the Delaware Revised Uniform Limited
                    Partnership Act (6 DEL. C. ss.(0) 17-101 et. seq.)
                    as amended or modified from time to time.
                       "Additional  General  Partner"  means any  Person  who is
                    admitted as an Additional General Partner of the Partnership, under the provisions of Article VI, after the date of this Agreement.
                        "Adjusted  Capital  Balance" of a Partner or an Investor
                    means the Capital Contribution of the Partner or the Assignor Limited Partner made on behalf of an Investor, less any Net Proceeds of Sale or Financing actually distributed to the Partner or Investor (other than that portion, if any, which is payment of an unpaid Preferred Return), as provided in Article IV herein, at the time of reference thereto.

                     "Affiliate"  means (i) any Person  directly  or  indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.
                     "Agreement" means this Agreement of Limited  Partnership as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole unless the context otherwise requires.
                     "Asset  Based Fee"  means the fee,  which is payable to the
                General Partner each year for advising the Partnership and managing its investments, equal to (i) 0.75% of the Partnership's Base Amount for such year and (ii) 0.5% of the Capital Contributions temporarily held while awaiting Investments in Properties. The Asset Based Fee will be accrued without interest when funds are not available for its payment. Any accrued Asset Based Fee will be paid from the next available Net Cash Flow or Net Proceeds from a Sale or Financing of Properties and not from Working Capital Reserves. In the event of the termination of the General Partner as general partner of the Partnership, the General Partner will be paid that Asset Based Fee to which it is entitled through the date of such termination.
                     "Assigned Limited Partnership Interest" means a Partnership
                Interest which is credited to the Assignor Limited Partner on the books and records of the Partnership in respect of a purchase of one Unit by an Investor. Each Assigned Limited Partnership Interest represents a contribution to the capital of the Partnership equal to $25, regardless of any reduction in Sales Commissions.
                     "Assignee  Units"  means  the  ownership  interests  of  an
                Investor in the Partnership at any particular time, including the right of such Investor to any and all benefits to which an Investor may be entitled as provided in this Agreement. The ownership interests of the Investors in the Partnership are sometimes referred to herein as "Units".
                     "Assignor Limited Partner" means Parking Properties Holding
                Co., Inc. which will (i) own any Assigned Limited Partnership Interests issued pursuant to Sections 3.2 and 7.1 hereof and
                (ii) transfer and assign to those Persons who acquire Units all of its rights and interest in Assigned Limited Partnership Interests in accordance with Sections 3.2 and 7.1 hereof.
                     "Base Amount"  means that portion of Capital  Contributions originally committed to Investment in Properties without regard to leverage and including Working Capital Reserves of up to 3% of the Capital Contributions (the "Permitted Working Capital Reserves"). The Base Amount shall be recomputed annually by subtracting from the then fair market value of the Partnership's Properties as determined by independent appraisals plus the Permitted Working Capital Reserves, an amount equal to the outstanding debt secured by the Partnership's Properties.
                     "Capital Account" means (i) the separate account maintained and adjusted on the books and records of the Partnership for each Partner and (ii) the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Investor. Each Partner's and Inves- tor's Capital Account is credited with his Capital Contributions and his distributive share of Profit (or item thereof). Each Partner's or Investor's Capital Account is debited with the cash and the fair market value of any property distributed to him (net of liabilities assumed by such Partner or Investor and liabilities to which such distributed property is subject), and his distributive share of Loss (and deduction (or item thereof)). Each Partner's and Investor's Capital Account shall also be adjusted pursuant to Section 4.5 hereof and as required by the Income Tax Regulations promulgated under Section 704 of the Code. Any questions concerning a Partner's or Investor's Capital Account shall be resolved by the General Partner in its reasonably exercised discretion, applying principles consistent with this Agreement and the regulations promulgated under
                Section 704 of the Code in order to assure that all allocations herein will have substantial economic effect or will otherwise be respected for income tax purposes. For purposes of this Agreement, a Partner or Investor who has more than one Partnership Interest or Unit, as the case may be, shall have a single Capital Account that reflects all of his Partnership Interests and Units, regardless of the class of Interests owned (e.g., general or limited) and regardless of the time or manner in which the Partnership Interests and Units were acquired.
                        "Capital  Contribution"  means the total  amount of cash
                   and the fair market value of any other assets contributed to the Partnership by a Partner in respect of an Interest or Unit (net of liabilities assumed by the Partnership and liabilities to which any such contributed assets are subject) and, with respect to an Investor, the Capital Contribution of the Assignor Limited Partner made on behalf of such Investor (without regard to any reduction of Sales Commissions). Any reference in this Agreement to the Capital Contribution of a then-Partner or Investor shall include a Capital Contribution previously made by any prior Partner or Investor with respect to the Interest or Unit of such then- Partner or then-Investor, except to the extent that all or a portion of the Interest or Unit of any prior Partner or Investor shall have been terminated and the portion so terminated not transferred to a successor Partner or Investor.
                        "Certificate"   means   the   Certificate   of   Limited
                   Partnership establishing the Partnership, as filed with the office of the Secretary of State of the State of Delaware on or about the date of this Agreement, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                        "Code"  means  the  Internal  Revenue  Code of 1986,  as
                   amended (or any corresponding provision of succeeding law).
                        "Competitive  Real  Estate  Commission"  means that real
                   estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.
                        "Consultant" means (i) Central Parking System,  Inc., or
                   (ii) such other person selected by the Partnership to advise the Partnership regarding acquisitions, operations and dispositions.
                        "Controlling Person" of the General Partner or Affiliate
                   thereof means any person who (a) performs functions for the General Partner or Affiliate similar to those of (i) a Chairman or member of the Board of Directors, (ii) executive management, such as a President, or a Vice- President, Secretary or Treasurer, or (iii) senior management; or (b) holds a 5% or more equity interest in the General Partner or Affiliate, or has the power to direct or cause the direction of the General Partner, or Affiliate, whether through the ownership of voting securities, by contract or otherwise.
                        "Disposition Advisory Fee" means the fee, payable on the
                   Sale of any Property, equal to 1.5% of the contract price for the sale of such Property payable to the General Partner, the Sponsor or their Affiliates if any such Entity provides a substantial amount of services in the effort to sell such Property and subject to the limitations set forth in Section 5.2(a)(viii).
                        "Due Diligence Expense Reimbursement Fee" means the file
                   equal to 2% of the Gross Proceeds of the Offering allowed to the Selling Agent, which may be re-allowed to Soliciting Dealers, for advisory services, due diligence activities and the reimbursement of expenses.
                        "Entity"   means  any   general   partnership,   limited
                   partnership, corporation, joint venture, trust, estate, business trust, cooperative, association or other legal form of organization.
                        "Escrow  Agent"  means  Mercantile-Safe  Deposit & Trust
                   Company, or such other escrow agent chosen by the General Partner to hold funds from Persons who have subscribed to become Investors pending the assignment of Assignee Units to them.
                        "Financing"  means  all  indebtedness   encumbering  the
                   Properties or incurred by the Partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months.
                      "Front-End  Fees"  means  fees  and  expenses  paid by any
                   Person for any services rendered during the organization or acquisition phase of the Partnership, including the Offering and Organization
                 Expense Fee, the Due Diligence Expense Reimbursement Fee, the Sales Commissions, the Acquisition Expenses, the Acquisition Fees and any other similar fees.
                      "General  Partner" means Realty  Parking  Company II, Inc.
                 and any other Person designated as a General Partner in the Schedule and any Person who becomes a Successor or Additional General Partner as provided herein, in each such Person's capacity as a General Partner of the Partnership.
                      "General    Partner    Acquisition    Fee"    means    the
                 non-accountable fee paid to the General Partner equal to 2% of the Gross Proceeds of the Offering, payable at each closing for Unitholders as Gross Proceeds of the Offering are raised, for services rendered in connection with the development of the technical and managerial infrastructure required in order to evaluate and acquire Properties and for identifying, evaluating, negotiating and providing other miscellaneous services in regard to the acquisition of the Properties.
                      "Gross  Proceeds of the  Offering"  means the aggregate of the proceeds from the sale of Units in the Offering, which amount is equal to the total of all Capital Contributions of the Investors.
                      "Increased Maximum Offering Amount" means the total amount of $100,000,000 in Gross Proceeds of the Offering.
                      "Interest"  or  "Partnership  Interest"  means the  entire ownership interest (which may be segmented into and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in the Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.
                      "Interim Investments" means the highly-liquid,  short-term investments, including bank certificates of deposit, publicly-available money-market funds having assets in excess of $50,000,000 (including money-market funds managed by the General Partner or its Affiliates), short-term government obligations, bankers' acceptances, high grade commercial paper, GNMA or FNMA mortgage pass-through certificates or discount notes and similar investments as determined by the General Partner in its sole discretion, made with the Net Proceeds of the Offering until such Net Proceeds of the Offering are disbursed for acquisition of Properties or retained as Working Capital Reserves; provided, however, that such investments do not consist of deposits of funds with affiliated financial institutions or money market mutual funds unless such deposits
                 (i) do not exceed five percent (5%) of all deposits held by such entity and do not require the payment of any fees by the Partnership, (ii) are not part of "compensating balance" arrangements for the benefit of other than the Partnership and
                 (iii) earn interest or dividends at a rate competitive with those available from similar independent depositories.
                      "Investor" means (i) any Person who holds an Assignee Unit and is reflected as an Investor on the books and records of the Partnership, and (ii) any Investor who has been admitted to the Partnership as a Substitute Limited Partner pursuant to Section
                 7.5 hereof.
                      "Investment  in  Properties"  means the  amount of Capital
                 Contributions actually paid or allocated to the purchase and development of the Properties (including the purchase of Properties, Working Capital Reserves allocable thereto (except that Working Capital Reserves in excess of 3% shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees).
                      "Leases" means those certain agreements to be entered into by the Partnership and the Parking Lot Operator pursuant to which the Parking Lot Operator shall lease, operate and manage each of the Properties.
                      "Limited  Partner" means any Person who is designated as a
                 Limited Partner on the books and records of the Partnership at the time of reference thereto, in each such Person's capacity as a Limited Partner of the Partnership.
                      "Limited   Partnership   Interest"   means  the  ownership
                 interest of the Assignor Limited Partner and all other Limited Partners in the Partnership.

                          "Limited  Partnership  Interest Percentage" in respect
                     of any Investor means the percentage obtained by converting to a percentage the fraction  having the number of Assignee
                     Units owned by such  Investor as its  numerator  and having the number of Assignee  Units owned by all Investors at the time of reference thereto as its denominator.
                          "Majority  Vote  of  the  Investors"  shall  mean  the
                     affirmative  vote of Investors  owning more than 50% of the outstanding  Units or the consent of Investors  owning more than 50% of the outstanding Units, as the case may be.
                          "Maximum  Offering  Amount"  means the total amount of
                     $25,000,000 in Gross Proceeds of the Offering.
                          "Minimum Gain" means with respect to each non-recourse
                     liability  of  the   Partnership  and  subject  to  certain
                     adjustments     pursuant     to     Income     Tax     Reg.
                     ss.1.704-1(b)(4)(iv)(c),  the  amount of gain (of  whatever
                     character),   if  any,   that  would  be  realized  by  the
                     Partnership,  if the Partnership  disposed of (in a taxable transaction) any of the assets subject to such liability in full satisfaction of the liability.  For this purpose, only the  portion of the assets'  adjusted  basis  allocated  to non-recourse  liabilities of the Partnership shall be taken into account.
                          "Minimum Offering Amount" means the amount of
                    $2,500,000 in Gross Proceeds of the Offering.
                          "Net Cash  Flow"  means,  with  respect  to any fiscal
                     period,  the excess,  if any, of (i) all cash funds derived from the operations of the Partnership  during such period, including the yield from the Interim Investments and excess
                     Working  Capital  Reserves  deemed   distributable  by  the
                     General Partner pursuant to Section 3.3E hereof,  over (ii)
                     all cash  disbursed in the  operations  of the  Partnership
                     during  such  period,   including  cash  used  to  pay,  or
                     establish  reasonable  reserves  for,  operating  expenses,
                     fees,  commissions,   debt  service  and  loan  repayments,
                     improvements,  repairs,  replacements,   contingencies  and
                     anticipated  obligations,  except  to the  extent  any such payment is made out of reserves set aside for such purpose.
                     Net Cash Flow shall not include  amounts  distributed or to be distributed under Section 4.2 hereof.
                          "Net  Proceeds  from  a  Financing"  means  the  gross
                     proceeds  to the  Partnership  of any  Financing,  less any amounts  deemed  necessary  by the  General  Partner  to be allocated to the establishment of reserves,  the payment of any debts and  liabilities of the Partnership to creditors, and  the  payment  of  any  reasonable  expenses  or  costs associated  with the  Financing,  including but not limited to, fees,  points,  or commissions paid to any unaffiliated
                     Persons.
                          "Net Proceeds from a Sale" means the gross proceeds to
                     the  Partnership  of  any  Sale,  less  any  amount  deemed necessary  by the General  Partner to be  allocated  to the establishment  of  reserves,  the  payment of any debts and liabilities  of  the  Partnership  to  creditors,  and  the payment of any reasonable expenses or costs associated with the Sale, including but not limited to, fees or real estate brokerage commissions paid to any unaffiliated Persons, the disposition fee equal to 1.5% of the contract price for the sale of the Properties  payable to the Consultant  upon the sale of a Property and, subject to Sections 5.2.A(viii) and
                     9.2.A(vi),  fees or real estate brokerage  commissions paid to the General Partner or Affiliates.
                          "Net  Proceeds  of  the  Offering"   means  the  Gross
                     Proceeds of the Offering  less the Sales  Commissions,  the
                     Due Diligence Expense  Reimbursement  Fee, the Offering and
                     Organization   Expense   Fee,   and  the  General   Partner
                     Acquisition Fee.
                          "Net Proceeds from a Sale or Financing"  means the Net
                     Proceeds from a Sale or Net Proceeds  from a Financing,  as the case may be.
                          "Notification"   means  a  writing,   containing   the
                     information  required by this Agreement to be  communicated to  any  Person,  sent  or  delivered  to  such  Person  in accordance  with the  provisions  of  Section  12.3 of this
                     Agreement.
                          "Offering"  means the offering and sale of Units for a
                     minimum of  $2,500,000,  a maximum of  $25,000,000,  and an increased maximum of $100,000,000,  as more fully described in the Prospectus.
                      "Offering   and   Organization   Expense  Fee"  means  the
                 non-accountable fee paid to the General Partner equal to 3% of the Gross Proceeds of the Offering, payable at such times as the Investors are recognized as such on the books of the Partnership, for services rendered in connection with the structuring and organization of the Partnership, and the supervision and review of all documents prepared in connection therewith. A portion of the Offering and Organization Expense Fee (not to exceed 1% of the Gross Proceeds of the Offering) may be paid to the Selling Agent and re-allowed to other broker-dealers, including Affiliates of the Selling Agent. The General Partner will be responsible for all Organizational and Offering Expenses in connection with the Offering, including accounting, legal and escrow and depositary fees, printing costs, registration and filing fees, including "Blue Sky" fees, and advertising, marketing and promotion costs.
                      "Organization and Offering  Expenses" means those expenses incurred in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of the Partnership and all advertising expenses.
                      "Parking Consulting Agreement" means the agreement
                    referred to in the Prospectus by and
                 between the Partnership and Central Parking System, Inc.,
                      "Parking Lot Operator" means (i) Central Parking System,
                     Inc. or an Affiliate, or (ii) such other
                 person selected by the Partnership to operate the Properties.
                      "Partner" means any General Partner or Limited Partner. "Partnership" means the limited partnership formed in accordance with this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.
                      "Partnership  Property"  means all or any  portion  of the assets owned or to be owned by the Partnership, including the Properties and all incidental personal property.
                      "Person" means any individual or Entity.
                      "Preferred  Return" means the  cumulative,  non-compounded annual return equal to 12% of the Adjusted Capital Balance of each Investor commencing as of the first day of the calendar quarter immediately following the calendar quarter in which such Investor was admitted to the Partnership, except as set forth in Section 7.2.E in regard to transferred or assigned Units, less any Net Cash Flow distributed to each Investor pursuant to Section 4.3 and any Net Proceeds from a Sale or Financing distributed to each Investor in respect of the Preferred Return pursuant to Section 4.2A(i).
                      "Profit"  or "Loss"  means,  for each fiscal year or other period, an amount equal to the Partner- ship's taxable income or loss for such year or period, with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in
                 Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Income Tax Reg. ss.1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or loss; and (iii) Pursuant to Income Tax Reg. ss.1.704- l(b)(iv)(g)(3), an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes shall be taken into account, except that if the fair market value on the date that the asset is contributed to the Partnership (or if the basis of such asset for book purposes is adjusted under the Income Tax Regulations, such adjusted book basis) differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, the depreciation, amortization and other cost recovery deductions taken into account shall be equal to an amount which bears the same ratio to such beginning fair market value (or adjusted book basis) as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Except as otherwise provided herein, each item of income, gain, loss, deduction, preference or recapture entering into the computation of Profit or Loss hereunder shall be allocated to each Partner in the same proportion as Profit and Loss are allocated.
                      "Profit or Loss from  Operations"  means Profit or Loss of the Partnership from any source other than a Sale.

                       "Properties" means the land and facilities,  or interests
                   in land and facilities, acquired by the Partnership to be used for parking operations and incidental ancillary uses, including, without limitation, surface commercial parking lots, parking garages, suburban parking properties, offsite airport parking lots, sites requiring the demolition of obsolete structures prior to use as parking facilities, vacant sites on which parking facilities may be constructed and anything else deemed appropriate by the General Partner.
                        "Prospectus"   means   the   Partnership's    Prospectus
                   contained in the Registration Statement filed on Form S-11 with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, in the final form in which it is filed with the Securities and Exchange Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933. Any reference herein to "date of the Prospectus" shall be deemed to refer to the date of the Prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933.
                        "Sale"  means  any  transaction   entered  into  by  the
                   Partnership resulting in the receipt of cash or other consideration (other than the receipt of Capital,
                   Contributions) not in the ordinary course of its business including, without limitation, sales or exchanges or other dispositions of Properties and real or personal property of the Partnership, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds), but excepting any Financing.
                        "Sales  Commissions"  means  the  maximum  total (or any
                   portion thereof) of 6% of the Gross Proceeds of the Offering paid to the Selling Agent or Soliciting Dealers for their efforts in offering the Units. The 6% maximum Sales Commissions will be reduced for volume purchases and purchases by the Consultant and its Affiliates and Alex. Brown Realty, Inc. and its Affiliates and their directors, their officers and their employees as specified in the Prospectus.
                        "Schedule"  means  Schedule A annexed  hereto as amended
                   from time to time and as so amended at the time of reference thereto.
                        "Selling  Agent"  means  Armata   Financial   Corp.,  an
                   Affiliate of the General Partner, which will offer the Units on a best efforts basis pursuant to the Selling Agent Agreement.
                        "Selling Agent Agreement"  means that certain  agreement
                   to be entered into by the Partnership, the Selling Agent, and the General Partner, pursuant to which the Selling Agent will offer and sell the Units on a best efforts basis.
                        "Sponsor"   means  any  Person  directly  or  indirectly
                   instrumental in organizing, wholly or in part, the Partnership or who will manage or participate in the management of the Partnership, and any Affiliate of such Person, but does not include a Person whose only relation with the Partnership is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Offering or the operations of the Partnership. A Person may also be a Sponsor of the Partnership by (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the Partnership, (iv) possessing significant rights to control Partnership properties, (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.
                        "Subordinated  Limited Partner" means Realty  Associates
                   Limited Partnership and such other Persons who are designated as Subordinated Limited Partners on the books and records of the Partnership.
                        "Substitute  Limited Partner" means any Investor who has
                   elected to convert from an Investor to a Limited Partner pursuant to Section 7.5 of this Agreement.

                      "Successor  General  Partner"  means  any  Person  who  is admitted as a Successor General Partner to the Partnership under the provisions of Article VI after the date of this Agreement.
                      "Tax Matters Partner" means the General Partner designated in  Section  5.1C as the tax  matters  partner,  as  defined in
                 Section 6231(a)(7) of the Code.
                      "Termination  Date of the  Offering"  means  the date upon which the Offering terminates. The General Partner, at any time and in its sole discretion, may determine to terminate the Offering. Furthermore, if subscriptions for the Minimum Offering Amount are not received and accepted on or prior to twelve (12) months from the date of the Prospectus, the Offering automatically will terminate. If the Offering is not terminated as described above, the Offering will continue until 1,000,000 Units are sold (subject to increase by up to an additional 2,000,000 Units in the sole discretion of the General Partner) or such time as the General Partner determines to terminate the Offering. However, the total offering period will not exceed 24 months from the date of the Prospectus.
                      "Unit"  means  (i)  an  Assignee  Unit   representing  the
                 assignment by the Assignor Limited Partner of one Assigned Limited Partnership Interest and (ii) the Partnership Interest attributable to one Unit of any Investor who has become a Substitute Limited Partner pursuant to Section 7.5 hereof.
                      "U.S.  Person" means a Person who is (i) an individual who is either a United States citizen or a resident of the United States for federal income tax purposes, (ii) a corporation, partnership, or other legal entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a corporation that is not created or organized in or under the laws of the United States or any political subdivision thereof but which has made an election under Section 897(i) of the Code to be treated as a domestic corporation for certain purposes of federal income taxation, or
                 (iv) an estate or trust whose income from sources without the United States is includable in its gross income for federal income tax purposes regardless of its connection with a trade or business carried on in the United States.
                      "Working Capital Reserves" means,  initially,  the portion of the Gross Proceeds of the Offering set aside as working capital reserves pursuant to Section 3.3E, as increased or decreased from time to time at the discretion of the General Partner.

                                   ARTICLE II
                                           NAME; PURPOSE; TERM AND CERTIFICATE
                 Section 2.1 Name; Formation
                      The  Partners  hereby form the limited  partnership  to be known as "Realty Parking Properties II L.P.," and such name shall be used at all times in connection with the Partnership's business and affairs; provided, however, that the Partnership may use trade names in its business operations. The Partnership shall be governed by the Act.

                 Section 2.2 Place of Registered Office
                      The  address  of the  registered  office  in the  State of
                 Delaware of the Partnership is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; the name of the registered agent for service of process on the Partnership in the State of Delaware at that address is The Corporation Trust Company. The Partnership's principal place of business is 225 East Redwood Street, 4th Floor, Baltimore, Maryland 21202 or such other place(s) as the General Partner may hereafter determine. Notification of any change in the location of the principal office shall be given to the Partners and Investors on or before the date of any such change.

                 Section 2.3 Purpose
                      The  purpose  of  the  Partnership  is  to  acquire,  own, develop, maintain, finance, encumber, operate as a business, lease, sell, dispose of and otherwise deal with the Properties, and to do all things necessary, convenient or incidental to the achievement of the foregoing.

                     Section 2.4 Term
                          The  Partnership  shall  continue  until  December 31,
                     2015, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement; however the anticipated life of the Partnership does not exceed 20 years from the date of the Prospectus.

                     Section 2.5 Recording of Certificate
                          The General Partner shall take all necessary action to
                     maintain the Partnership in good standing as a limited partnership under the Act, including, without limitation, the filing of the Certificate and such amendments and further certificates as may be necessary under the Act and necessary to qualify the Partnership to do business in such states as the Partnership owns property. The General Partner shall not be required to send a copy of the
                     Partnership's   filed   Certificate  to  each  Partner  and
                     Investor.

                                   ARTICLE III
                                PARTNERS; CAPITAL
                     Section 3.1 General Partner; Assignor Limited Partner, Subordinated Limited Partner
                          The name, address and Capital Contribution of the
                    General Partner, the Assignor Limited
                     Partner and the Subordinated Limited Partner are set forth on the Schedule. Upon the dissolution and termination of the Partnership, the General Partner, on or before the later of the last day of the fiscal year in which the dissolution of the Partnership occurs or ninety (90) days after the date of dissolution of the Partnership, shall make a Capital Contribution to the Partnership in an amount equal to the lesser of (A) the deficit balance, if any, in its Capital Account or (B) the excess of 1.01% of the Capital Contributions and Limited Partners (excluding capital contributions of the Assignor Limited Partner on behalf of Investors) over the Capital Contributions previously contributed by the General Partner.

                     Section 3.2 Investors
                          A. The General  Partner is authorized to accept orders
                     for Units pursuant to the Offering. All orders for Units shall be held in trust and deposited in an escrow account with the Escrow Agent. Orders for Units shall be accepted or rejected by the General Partner within thirty (30) days after their receipt by the Escrow Agent.
                          B. Upon the receipt by the Escrow  Agent of orders for
                     an amount equal to the Minimum Offering Amount, the Escrow Agent shall release the funds in the escrow account to the Assignor Limited Partner which shall immediately transmit such funds to the Partnership. Subsequent orders for Units that are accepted by the General Partner shall be released from the escrow account and transmitted to the Partnership or returned to subscribers in accordance with the Prospectus. Upon release of an Investor's funds from the escrow account to the Partnership, an Assigned Limited Partnership Interest shall be credited to the Assignor Limited Partner on the books and records of the Partnership in respect of such Unit and the Assignor Limited Partner shall assign all of its rights with respect to such Assigned Limited Partnership Interest to the Investor to the extent permitted by, and in accordance with, the Agreement and applicable law. The Assignor Limited Partner hereby agrees to exercise any and all rights with respect to such Assigned Limited Partnership Interest as directed by the Investor.
                          C. Any  interest  earned on moneys  paid by  Investors
                     during the period such moneys are held in escrow by the Escrow Agent shall be paid to the Partnership following the release of orders and shall be distributed in accordance with Section 4.5A hereof. Persons whose orders for Units are rejected by the General Partner shall be returned their moneys (and interest earned thereon) within ten (10) days after such rejection.
                          D. No order  for  Units  sold as part of the  Offering
                     shall be accepted after the Termination Date of the Offering. If the General Partner does not accept orders totalling an amount equal to the Minimum Offering Amount on or prior to twelve (12) months from the date of the Prospectus, the Escrow Agent shall promptly return all moneys deposited by subscribers together with any interest earned on such moneys.
                     E. For purposes of this Agreement, an Investor who acquires
                 Units in the Offering shall be recognized as an Investor with respect to such Units on the date that such Investor's funds are released from the escrow account to the Partnership.

                 Section 3.3 Partnership Capital
                     A. Each Partner's and Investor's Capital Contribution shall be paid in cash on or prior to the date of such Partner's admission to the Partnership or the date of the recognition of the Investor on the books and records of the Partnership.
                     B. Except to the extent of any interest income earned on an
                 Investors Capital Contribution while it is held in escrow, and later distributed to such Investor pursuant to Section 4.5A, no Partner or Investor shall be paid interest on any Capital Contribution.
                     C.  Except as  otherwise  provided  in this  Agreement,  no
                 Partner or Investor shall have the right to withdraw, or receive any return of, his Capital Contribution prior to December 31, 2040.
                     D. Under circumstances requiring a return of any Capital
                    Contribution, no Partner shall have the
                 right to demand or receive property other than cash.
                     E. The Partnership shall initially set aside Working Capital Reserves for contingencies related to ownership of the Properties in an amount equal to at least 3% of the Gross Proceeds of the Offering. If in any fiscal quarter, the General Partner determines that the Working Capital Reserves of the Partnership are in excess of the amount deemed sufficient in connection with the ownership of the Properties and that such Working Capital Reserves may be reduced, the amount of such reduction may be distributed to the Partners and Investors as a portion of the Partnership's Net Cash Flow. Upon the Sale or disposition of a Property, any Working Capital Reserves maintained for such Property may be distributed, in the General Partner's discretion, to Partners and Investors or applied as Working Capital Reserves for other Properties.

                 Section 3.4 Liability of Partners and Investors
                     A. Except as  provided in Section  17-607 of the Act, or in
                 Section 3.1 with respect to the Subordinated Limited Partner, the Limited Partners and Investors shall be liable only to pay their Capital Contributions and no Limited Partner or Investor will be personally liable for the debts, liabilities, contracts, or other obligations of the Partnership.
                     B. Except as set forth in 3.4A, no Limited Partner or Investor shall be required to lend any funds to the Partnership or, after his Capital Contribution has been fully paid, to make any further capital contribution to the Partnership, nor shall any Limited Partner or Investor be liable for or have any obligation to restore any negative balance in his Capital Account.
                     C. Subject to the provisions of Sections 3.1 and 5.9 of this Agreement, the General Partner shall not have any personal liability for the repayment of the Capital Contribution or the Preferred Return of any Limited Partner or Investor or be required to repay to the Partnership all or any portion of any negative balance of the Capital Accounts of the Limited Partners or the Investors.

                                   ARTICLE IV
                                 ALLOCATIONS, DISTRIBUTIONS AND APPLICABLE RULES
                 Section 4.1 Allocation of Profit or Loss from a Sale
                     A. Profit from any Sale (and Profit from any deemed Sale
                pursuant to Section 4.5) shall be
                 allocated in the following order of priority:
                         (i) First,  if one or more  Investors or Partners has a
                     negative balance in his Capital Account, to such Investors or Partners, in proportion to their negative Capital Accounts, until all such Capital Accounts have zero balances;

                            (ii) Second, 99% to the Investors and 1% to the General Partner until the Capital Account of each
                       Investor is equal to the sum of his Adjusted Capital Balance plus his unpaid Preferred Return, if any;
                            (iii) Third, to the Subordinated Limited Partner, an
                       amount of Profit equal to the amount of Net Proceeds from such Sale to which the Subordinated Limited Partner is entitled to receive pursuant to Section 4.2A(iii) or would have been entitled to receive if the Sale Proceeds were distributed pursuant to Section 4.2A rather than
                       Section 4.2B, and
                            (iv) Fourth, any remaining Profit shall be allocated
                     99% to the Investors and 1% to the
                       General Partner.
                       B. Loss from any Sale (and Loss from any deemed Sale
                    pursuant to Section 4.5) shall be allocated
                   99% to the Investors and 1% to the General Partner.
                       C. All Profit or Loss  allocated  pursuant to Section 4.1
                   hereof with respect to any Unit which is transferred during a taxable year of the Partnership shall be allocated to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the Sale occurs; provided, however, that all such Profit or Loss which is attributable to an installment or other deferred Sale shall be allocated to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the deferred Net Proceeds from such Sale are received by the Partnership, and the allocable cash basis items with respect thereto shall be allocated as required under Section 706(d) of the Code and the Income Tax Regulations thereunder.

                   Section 4.2 Distribution of Net Proceeds of Sale or Financing
                       A. Upon a Financing and upon a Sale that does not constitute a Sale of all or substantially all of the Properties, Net Proceeds from the Financing or Sale shall be distributed, credited and applied in the following order of priority:
                            (i) First,  99% to the  Investors in  proportion  to
                       their respective unpaid Preferred Returns and 1% to the General Partner until each Investor has received an amount equal to his unpaid Preferred Return, if any.
                            (ii) Second,  99% to the  Investors in proportion to
                       their respective Adjusted Capital Balances and 1% to the General Partner until each Investor has received an amount equal to his Adjusted Capital Balance.
                            (iii) Third, except as provided in Section 4.2D below, any remaining Net Proceeds of Sale or
                       Financing shall be distributed 90% to the Investors, 9%
                    to the Subordinated Limited Partner, and
                       1% to the General Partner.
                       B. Upon the Sale of all or substantially all of the
                    Properties, Net Proceeds from the Sale shall be
                   allocated to the Partners and Investors, in proportion to their positive Capital Accounts, after the allocation of Profit and Loss pursuant to Sections 4.1A and 4.1B, until all such Capital Accounts have been reduced to zero.
                       C. All Net  Proceeds of Sale or  Financing  distributable
                   with respect to any Unit which is transferred during a taxable year of the Partnership shall be distributed to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the Sale or Financing occurs; provided, however, that all Net Proceeds from a Sale received by the Partnership as a result of an installment or other deferred Sale shall be distributed to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the deferred Net Proceeds from a Sale are received by the Partnership.
                       D. To the  extent  in any  fiscal  year the  Subordinated
                   Limited Partner receives a distribution pursuant to Section 4.2A(iii) in excess of the amount of Profit allocated to the Subordinated Limited Partner pursuant to Section 4.1A(iii), such excess shall constitute the equivalent of a "guaranteed
                 payment"pursuant   to  Section  707(c)  of  the  Code  and  the
                  deduction attributable thereto shall be specially allocated 1%
                  to the General Partner and 99% to the Investors.

     Section 4.3 Distribution of Net Cash Flow and Allocation of Profit and Loss from Operations A. Net Cash Flow shall be distributed 99% to the Investors and 1% to the General Partner. The General Partner will endeavor to distribute Net Cash Flow on a quarterly basis, within approximately sixty (60) days after the close of each calendar quarter. B. Profit and Loss from Operations for each fiscal year shall be allocated 99% to the Investors and 1% to the General Partner. C. For each fiscal year, all Profit and Loss allocated pursuant to Section 4.3B to the Investors shall be allocated among the Persons that are recognized as Investors during such year by determining the Profit and Loss attributable to each month during such year and by allocating the amount of such Profit and Loss among Persons who are recognized as Investors on the books of the Partnership on the first business day of such month. The Profit or Loss attributable to each month of the fiscal year shall be determined by dividing the Profit or Loss for such year by the number of days in such year, and then multiplying such per diem amount by the number of days in each month.
                       D. All Net Cash Flow distributable to the Investors shall
                  be distributed among the Persons recognized as Investors on the books of the Partnership on the first business day of the month in which the distribution occurs.
                       E. Notwithstanding Sections 4.3C and 4.3D, the Partnership shall adopt the daily proration method of allocating Profit and Loss among persons who become Investors pursuant to a closing of the sale of the Units on or before the Termination Date of the Offering. Accordingly, each Investor shall be allocated Profit and Loss beginning on the date he is recognized on the books of the Partnership.

                  Section 4.4 Liquidation or Dissolution
                       A. If the Partnership is liquidated or dissolved, the net
                  proceeds from such liquidation, as provided in Article VIII, shall be distributed first to creditors, including Partners who are creditors, to the extent otherwise permitted by law (whether by payment or by establishment of reserves), other than liabilities for distributions to Partners and Investors, and any remaining net proceeds shall be distributed in proportion to the Capital Accounts of the Partners and Investors, determined after the allocations in Sections 4.IA and 4.IB.
                       B. All distributions under this Section 4.4 shall be made
                  by the end of the taxable year of liquidation of the Partnership or, within ninety (90) days of the date of liquidation, whichever is later.

                  Section 4.5 General and Special Rules
                       A. Except as otherwise  provided  herein,  the timing and
                  amount of all distributions shall be determined by the General Partner. Notwithstanding any other provision of this Agreement, the General Partner shall have authority to make the following distributions to certain of the Investors:
                  First, if the Partnership has realized a savings on Sales Commissions payable by the Partnership with respect to the purchase of Units (as more fully set forth in the Prospectus), the General Partner shall make a distribution to such Investor equal to the amount of such savings realized by the Partnership. Second, if any interest is earned on an Investor's Capital Contribution while it is held in escrow pending recognition as an Investor under Article VII, such interest shall be paid by the Partnership to such Investor and Profit attributable to such interest shall be allocated in the same manner.
     B. Subject to all of the special rules of this Section 4.5, if any property or assets of the Partnership are distributed to the Partners in kind, such property or assets first shall be valued on the basis of the fair market value thereof to determine the Profit or Loss that would have resulted if such property or assets had been sold, and then such Profit or Loss shall be allocated as provided Section 4.1A and Section 4.1B, and shall be properly credited or charged to the Capital Accounts in accordance with Income Tax Reg. ss.1.704-1(b)(2)(iv)(e) or any successor provision thereto. Any Partner entitled to any interest in such property or assets shall receive such interest as a tenant-in-common with all other Partners so entitled. The fair market value of such property or assets shall be determined by an independent appraiser who shall be selected by the General Partner. This Section 4.5B governs income tax consequences only and shall not be read or construed as authorizing the distribution in kind of property or assets of the Partnership.
                        C.  Notwithstanding  Sections 4.1 and 4.3 hereof,  if an
                    allocation of Loss (or item thereof) to an Investor or Partner, other than the General Partner, would cause or increase a deficit balance in his or its Capital Account in excess of his proportionate share of Minimum Gain (such excess being referred to hereafter as the "Excess Deficit Balance"), plus, in the case of the Subordinated Limited Partner, any amount which it agrees to contribute to the capital of the Partnership pursuant to Section 3.1, then the allocation shall not be made to such Investor or Partner. Instead, such Loss (or item thereof) shall be allocated first to the Partners and Investors having positive Capital Accounts, in proportion to such positive Capital Accounts, until all such positive Capital Accounts have been reduced to zero, and any additional Loss (or item thereof) shall be allocated to the General Partner. For purposes of making the determination set forth above, each Investor's and each Partner's Capital Account balance shall be reduced by reasonably expected allocations or adjustments of loss (or item thereof) including Loss from a Sale under Income Tax Regulation ss.ss.1.704-1(b)(2)(ii)(a)(4) and (5), and by reasonably expected distributions to the extent not offset by reasonably expected Capital Account increases ("Account Reduction Items"). For purposes of calculating reasonably expected Capital Account increases, the value of the Partnership's assets shall be presumed to be equal to their adjusted basis for federal income tax purposes.
                        D.  Notwithstanding  Sections  4.1  and 4.3  hereof,  in
                    accordance       with       Income      Tax       Regulation
                    ss.ss.1.704-1(b)(2)(ii)(a) and 1.704-1(b)(4)(iv)(e), (i) if,
                    in any fiscal year of the Partnership, an Account Reduction Item unexpectedly causes or increases an Investor's or Partner's Excess Deficit Balance, or
                   (ii) if there is a net  decrease  in  Minimum  Gain  during a taxable year, then all Investors or Partners with an Excess Deficit Balance at the end of such year shall be specially allocated Profit and, to the extent necessary, gross income (as defined in Section 61 of the Code) to the extent of such Excess Deficit Balances, in proportion to the Excess Deficit Balance of each Investor or Partner. Any remaining Profit or Loss, after adjustment has been made for allocation of income or gain pursuant to this Section 4.5D, shall be allocated in accordance with Sections 4.l and 4.3 hereof. The General Partner shall be authorized to interpret and apply this Section 4.5D so as to satisfy the requirements of Income Tax Regulation ss.ss.1.704-1(b)(2)(11)(d) and 1.704-,1(b)(4)(iv)(e) and any successor provisions.
                        E. Any  special  allocations  of  Profit,  Loss or gross
                    income under Section 4.5D shall be taken into account in computing subsequent allocations of Profit or Loss, so that to the extent possible, the aggregate amounts of Profit or Loss allocated to each Partner or Investor will be equal to the aggregate amounts that would have been allocated to them in the absence of the unexpected Account Reduction Items.
                        F. In the event  that any  Investor  fails to furnish to
                    the General Partner evidence, in form and substance satisfactory to the General Partner, establishing that the General Partner has no obligation under Section 1445 of the Code with respect to such Investor to withhold and pay over an amount to the Internal Revenue Service, the General Partner may, in its sole discretion, withhold with respect to such Investor the amount it would be required to withhold pursuant to Section 1445 of the Code if such Investor were not a U.S. Person, and any amount so withheld shall be treated as a distribution under Sections 4.2 or 4.3 of this Agreement, as the case may be, and shall reduce the amount otherwise distributable to such Investor thereunder. Alternatively, the General Partner may at its option loan the Investor an amount equal to the tax to be withheld (at an interest rate equal to the Escrow Agent's announced "prime rate" plus two percentage points), such loan to be repaid by retaining such Investor's distributions. In addition, the General Partner is authorized to withhold from any distribution made to an Investor the amount of tax paid or to be paid by the Partnership under Section 1446 of the Code with respect to such Investor.
                      G.  Notwithstanding  anything to the contrary  that may be expressed or implied in this Agreement, if at any time the allocation provisions of this Article IV do not result in the allocation to the General Partner of at least 1% of the Profit or Loss being allocated, the General Partner shall be allocated 1% thereof.
                      H. It is the  intent  of the  General  Partner  that  each
                  Investor's and Partner's distributive share of Profit and Loss shall be determined and allocated in accordance with this
                  Article IV to the fullest extent permitted by Sections 704(b) and 706 of the Code. Therefore, if the Partnership is advised by the Accountants or the Partnership's legal counsel, that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes, the General Partner has been granted the power in Section 12.11.B hereof to amend the allocation provisions of this Agreement, on advice of the Accountants or the Partnership's legal counsel, to the minimum extent necessary to conform to
                  Sections 704(b) and 706 of the Code the plan of allocations and distributions of Profit and Loss, Net Cash Flow and Net Proceeds of Sale or Financing provided in this Agreement.
                      I.  Notwithstanding any other provision of this Agreement, the General Partner may, after giving ninety (90) days prior Notification to the Investors, (i) adopt any other method for determining, in the event of transfers of Units, the Investors entitled to distributions of Net Cash Flow or Net Proceeds from a Sale or Financing that the General Partner, subject to the review and approval of the Accountants, determines is reasonable, and (ii) allocate Profit or Loss among the Investors during the taxable year in any other manner that the General Partner, determines satisfies the requirements of
                  Section 706 of the Code, but only to the extent such allocation of Profit and Loss incorporates the minimum changes required to comply with such section and is supported by an opinion of counsel to the Partnership.
                      J.  Allocations and  distributions to Investors as a class shall be made to each Investor entitled to such allocation or distribution based upon the ratio of the number of Units owned by each such Investor to the number of Units owned by all Investors entitled to such allocation or distribution.
                      K. In accordance  with Section  704(c) of the Code and the
                  Income Tax Regulations thereunder, income, gain, loss, and deduction (including depreciation) with respect to any property contributed to the capital of the Partnership shall be allocated among the Investors and Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value on the date of contribution. In the event the value at which Partnership assets are carried on its balance sheet maintained under the terms of this Agreement are adjusted pursuant to Income Tax Reg. ss.1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such assets shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the value carried on such balance sheet in the same manner as under Section 704(c) of the Code and the Income Tax Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Investor's or Partner's Capital Account or share of Profit, Loss, Net Cash Flow, Net Proceeds from a Sale, Net Proceeds from a Financing, or other distributions pursuant to any provision of this Agreement.

                                    ARTICLE V
                              RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

                   Section 5.1 Management and Control of the Partnership; Tax
                     Matters Partner
                        A. Subject to the Majority  Vote of the  Investors  when
                   required by this Agreement, the General Partner shall have the exclusive right to manage and control the business of the Partnership.
                        B. No Limited  Partner or  Investor  (except one who may
                   also be a General Partner, and then only in his capacity as General Partner) shall have the right to participate in the control of the business of the Partnership, or have any authority or right to act for or bind the Partnership.
                        C. The General Partner is hereby  designated to serve as
                   the Partnership's Tax Matters Partner and shall have all of the powers and responsibilities of such position as provided in Sections 6221 et seq. of the Code. All third party costs and expenses incurred by the General Partner in performing its duties as Tax Matters Partner shall be home by the Partnership, as shall all expenses incurred by the Partnership and/or the Tax Matters Partner in connection with any tax audit or tax-related administrative or judicial proceeding. Each Partner and Investor shall be responsible for all costs incurred by such Partner or Investor with respect to any tax audit or tax related administrative or judicial proceeding in connection with such Partner's or Investor's tax returns and all costs incurred by any such Partner or Investor who participates in any tax audit or tax-related administrative or judicial proceeding of or against the Partnership or any Partner. Each Partner and Investor hereby (i) expressly authorizes the Tax Matters Partner to enter into any settlement with the Internal Revenue Service with respect to any tax matter, tax item, tax issue, tax audit, or judicial proceeding, which settlement shall be binding on all Partners and Investors; (ii) waives the right to participate in any administrative or judicial proceeding in which the tax treatment of any Partnership item is to be determined; and (iii) agrees to execute such consents, waivers or other documents as the Tax Matters Partner may determine are necessary to accomplish the provisions of this Section 5. 1C. The Tax Matters Partner shall have no liability to any Partner or Investor or the Partnership, and shall be indemnified by the Partnership to the full extent provided by law, for any act or omission performed or omitted by it within the scope of the authority conferred on it by this Agreement, except for acts of negligence or for damages arising from any misrepresentation or breach of any other agreement with the Partnership. The liability and indemnification of the Tax Matters Partner shall be determined in the same manner as is provided in Sections 5.9 and 5.10 hereof.

                   Section 5.2 Authority of General Partner
                        A. Except to the extent otherwise provided herein, including, without limitation, Sections 5.3A, 5.4 and 5.5, the General Partner for, and in the name of, and on behalf of, the Partnership is hereby authorized:
                            (i) to  enter  into  any  kind  of  activity  and to
                        perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a limited partnership under applicable laws and regulations;
                            (ii) to  engage  Persons,  including  a  Sponsor  as
                        provided in Article IX, to provide services or goods to the Partnership, upon such terms as the General Partner deems fair and reasonable and in the best interest of the Partnership, provided, however, that, as to services or goods provided by a Sponsor (except for those services for which compensation is specifically authorized in Sections 9.1 and 9.2 of this Agreement),
                        (a) the goods or services must be necessary to the prudent operation of the Partnership, (b) the compensation, price or fee must be equal to either (1) the lesser of (A) the cost of such services or goods to such Sponsor or (B) ninety percent (90%) of the competitive price that would be charged by non-affiliated persons or entities rendering similar services in the same or comparable geographic location or (C) ninety percent (90%) of the compensation, price or fee charged by such Sponsor for rendering comparable services or selling or leasing comparable goods on competitive terms or (2) if at least ninety-five percent (95%) of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons or entities other than Affiliates, the compensation, price or fee charged by any non-affiliated persons or entities who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location; (c) all such transactions shall be embodied in a written contract that precisely describes the services or goods to be provided and the compensation to be paid, which contract may only be modified by the Majority Vote of the Investors, and which contract shall permit termination without penalty on sixty (60) days notice; (d) the goods and services to be provided and the written contract referred to in subparagraph (c) above and the compensation and other terms of such contracts must be fully disclosed in the Prospectus; (e) the Sponsor must have been previously engaged in the business of rendering such services or selling or leasing such goods as an ordinary and ongoing business for a period of at least three years; (f) the Sponsor must receive at least thirty-three percent (33%) of gross revenues for such goods or services from persons or entities other than Affiliates; and (g) except for those services to be provided pursuant to Subsection 5.2(A)(ii)(a)-(f) above and under agreements providing the compensation referred to in Sections 9.1 and 9.2 of this Agreement, any additional goods and services provided by a Sponsor will be provided only (1) under extraordinary circumstances, (2) if the compensation, price or fee is competitive with the compensation, price or fee of any non-affiliated persons or entities who is rendering comparable services or selling or leasing comparable goods on competitive terms which could not reasonably be made available to the Partnership, (3) if the fees and other terms of the contract are fully disclosed, (4) if the Sponsor has been previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Partnership and as an ordinary and ongoing business, (5) if the compensation to be paid to the Sponsor equals the lesser of the cost of such services or goods to such Sponsor or ninety percent (90%) of the competitive price that would be charged by non-affiliated persons or entities rendering similar types and quality of services in the same or comparable geographic locations,
                     (6) and if there is compliance with Subsection 5.2(A)(ii)(a) and (c) above;
                         (iii)  to  acquire  by  lease  or  purchase,   improve,
                     develop, own, construct, finance, maintain, mortgage, lease or exchange incident to a tax-free swap any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, including without limitation, any Property;
                         (iv) to grant options with respect to, sell, convey, or
                     assign any Partnership Property or any other real estate or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;
                         (v) to  execute  any  and  all  agreements,  contracts,
                     documents, certifications and instruments necessary or convenient in connection with the acquisition, development, construction, management, maintenance and operation of any Partnership Property, including without limitation, the Parking Consulting Agreement and the Leases;
                         (vi)  to  borrow  funds  secured  by  any or all of the
                     Partnership Properties; to mortgage, pledge or otherwise hypothecate a portion or all of the Partnership Properties in connection with such borrowings, including without limitation to secure the same by deed of trust, mortgage, security interest, pledge or other lien or encumbrance on any Partnership Property or any other assets of the Partnership; to borrow funds on the general credit of the Partnership; to issue evidences of indebtedness; and to take any action and enter into any agreement necessary or advisable in connection with such borrowings; such funds may be borrowed from the General Partner, the Consultant, or any of their Affiliates, banks, other institutional lenders or private lenders, in order to complete the investment of the Net Proceeds of the Offering, to supplement working capital reserves, to make distributions to Investors, for use in the business of the Partnership or in furtherance of any or all of the purposes of the Partnership, including without limitation, to repurchase Units as long as such repurchase does not materially impair the capital or operation of the Partnership;
                         (vii)  to  repay  in  whole  or  in  part,   negotiate,
                     refinance, recast, increase, renew, modify or extend any secured, or other indebtedness affecting any Property and in connection therewith to execute any extensions, renewals or modifications of any
                         evidences  of  indebtedness  secured by deeds of trust,
                         mortgages,   security   interests,   pledges  or  other
                         encumbrances covering any Property or assets, provided,
                         however,  that  it is the  Partnership's  objective  to
                         acquire the  Properties  on an  all-cash  basis and the
                         General  Partner  does not  anticipate  that it will be
                         necessary  to borrow  money to acquire  the  Properties
                         (although the General Partner may obtain  financing and
                         place mortgages on the Properties at a later date);
                             (viii) to engage a person  (including  a Sponsor or
                         the  Consultant)  to sell any  Property  or  assets  or
                         portions  thereof upon such terms and conditions as are
                         deemed fair and  reasonable by the General  Partner and
                         to be in the best interest of the  Partnership,  and to
                         pay   reasonable   compensation   for  such   services;
                         provided,  however, that the total compensation paid to
                         all persons (including the Consultant) shall be limited
                         to a Competitive Real Estate Commission,  not to exceed
                         six percent (6%) of the contract  price for the Sale of
                         any Partnership  Property or assets,  and, in addition,
                         if  a  Sponsor  provides   substantial  amount  of  the
                         services in the sales effort,  to pay the Sponsor up to
                         one-half of the Competitive Real Estate Commission, not
                         to exceed 1.5%, provided,  however, that the payment of
                         such real estate  commission  to the  Sponsor  shall be
                         subordinated  to the  payment  to  Investors  of  their
                         Adjusted Capital Balance plus a six percent (6%) annual
                         cumulative return; if the Sponsor  participates with an
                         independent   broker  on  resale,   the   subordination
                         requirement  shall apply only to the commission  earned
                         by the Sponsor;
                             (ix) to recognize transferees of Units as Investors
                         and to admit substitute  Limited Partners in accordance
                         with the terms  described in the Prospectus and Article
                         VII of this Agreement;
                             (x) pending  the  investment  of the  Partnership's
                         assets in the Properties, to invest the Part- nership's
                         assets in  Interim  Investments  as  determined  by the
                         General Partner in its sole discretion and to similarly
                         invest the Working Capital Reserves;
                             (xi) to purchase and cancel or otherwise  retire or
                         dispose of the  Partnership  Interests  or Units of any
                         Partner or Investor according to the provisions of this
                         Agreement and as described in the Prospectus;
                             (xii)  to  execute  and   deliver   all   documents
                         necessary  or  appropriate  (a) for the sale of  Units,
                         including   the   Prospectus   and  filings  under  the
                         Securities  Act of 1933 and any other federal and state
                         laws relating to the sale of securities and (b) to file
                         state and local  income tax returns at the  Partnership
                         level on behalf of the Investors and Partners;
                             (xiii)  to  require  Investors  to  become  Limited
                         Partners (in which case the General  Partner shall have
                         the power to amend this Agreement  without the Majority
                         Vote of the  Investors)  and to take such other  action
                         with  respect to the manner in which Units are being or
                         may be  transferred  or traded as may be  necessary  or
                         appropriate   to   preserve   the  tax  status  of  the
                         Partnership  as a  partnership  for federal  income tax
                         purposes  and the tax  treatment  of the  Investors  as
                         Partners  (but such  action  shall be taken only to the
                         minimum  extent  determined  advisable  pursuant  to an
                         opinion of Counsel and only with the  Majority  Vote of
                         Investors  if the changes  would  adversely  affect the
                         Investors);
                             (xiv) to take such steps  (including  amendment  of
                         this Agreement) as the General  Partner  determines are
                         advisable  or  necessary  and  will not  result  in any
                         material  adverse effect on the economic  position of a
                         majority in interest of the  Investors  with respect to
                         the  Partnership in order to preserve the tax status of
                         the Partnership as a partnership for federal income tax
                         purposes  and the tax  treatment  of the  Investors  as
                         Partners,  including, without limitation,  removing the
                         Units  from  public   trading   markets  and   imposing
                         restrictions   on   transfers  of  Units  or  Interests
                         (provided such  restrictions  on transfers do not cause
                         the  Partnership's  assets to be deemed  "plan  assets"
                         within the meaning of ERISA) (but such action  shall be
                         taken only to the minimum extent  determined  advisable
                         pursuant  to an opinion  of  Counsel  and only with the
                         Majority   Vote  of  Investors  if  the  changes  would
                         adversely affect the Investors);
                             (xv) to establish and maintain the Working Capital
                          Reserves described in Section 3.3E;

                            (xvi)   to   pay   or   reimburse   any   reasonable
                        out-of-pocket expenses incurred by the General Partner or any of its Affiliates in connection with any report pursuant to Section 10.3, provided that such payment or reimbursement shall not exceed the lesser of (a) the cost of such services to the General Partner or such Affiliate or (b) ninety percent (90%) of the amount the Partnership would be required to pay to independent parties for comparable report preparation in the same geographic location and no profit shall be made by the General Partner or any Affiliate in connection with any such report;
                            (xvii) upon the  Majority  Vote of the  Investors to
                        the matters set forth in Sections 5.4A(xvi), 5.4A(xvii) or 5.4A(xviii), to take any actions to the extent authorized by the Investors to facilitate the purposes described in such sections, including, without limitation, amendments to this Agreement to change the dates upon which transfers of Units will be recognized, and the General Partner shall give prior written notice to the Investors of any such amendment;
                           (xviii)  to take such  steps as the  General  Partner
                        determines are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investors with respect to the Partnership to restructure the Partnership and its activities to obtain a prohibited transaction exemption from the Department of Labor or to comply with any exemption in final plan asset regulations adopted by the Department of Labor, including, but not limited to, establishing a fixed percentage of Units permitted to be held by qualified plans or other tax-exempt investors or discontinuing sales to such entities after a given date, in the event that either the assets of the Partnership constitute "plan assets" for purposes of ERISA or the transactions contemplated hereunder constitute prohibited transactions under ERISA or the Code;
                            (xix)  invest  in  general   partnerships  or  joint
                        ventures with non-Affiliates that own or operate one or more particular properties if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of Subsection 5.2(A)(xx) below, acquires a controlling interest in such general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this Subsection 5.2(A)(xix) and Subsection 5.2(A)(xxii) below, "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (a) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or property; (b) cause a sale or refinancing of the property or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (c) approve budgets and major capital expenditures, subject to a stated minimum amount; (d) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and (e) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the property except for transfer to an Affiliate of the joint venture partner.
                            (xx)  invest  in  general   partnerships   or  joint
                        ventures with other publicly registered Affiliates of the Partnership ("Related Venturer") only if all of the following conditions are met: (a) the Partnership and the Affiliate have substantially identical investment objectives; (b) there are no duplicate fees; (c) the compensation to the General Partner of the Partnership is substantially identical to that of the general partners of the Related Venture; (d) the Partnership and the Affiliate each has a right of first refusal to buy in the event the other wishes to sell property held in the joint venture; and (e) the investment of each of the Partnership and the Affiliate is on substantially the same terms and conditions;
                            (xxi)  invest  in  general   partnerships  or  joint
                        ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions: (a) the investment is necessary to relieve the General Partner or an Affiliate from any commitment to purchase a property in its own name temporarily to facilitate its acquisition by the Partnership, which commitment was entered into prior to the Termination Date of the Offering; (b) there are no duplicate fees; (c) the investment of each entity is on substantially the same terms and conditions; and (d) the Partnership has a right of first refusal to buy in the event the General Partner or an Affiliate wishes to sell property held in the joint venture;
                             (xxii) Invest in general partnerships  interests of
                        limited partnerships only under the following conditions: (a) the Partnership alone or with any publicly registered Affiliate of the Partnership meeting the requirements of Subsection 5.2(A)(xx) above, acquires a "controlling interest" as defined in Subsection 5.2(A)(xix) above; (b) there are no duplicate fees; (c) there is no additional compensation beyond that permitted by Section IV of the NASAA guidelines as in effect in September, 1990 (the "NASAA Guidelines"); and (d) the Partnership complies with Section V of the NASAA Guidelines; and
                            (xxiii) Invest in limited  partnership  interests of
                        other limited partnerships (the "Lower-Tier Partnerships") only if all of the following conditions are met:
                             (a)  If  the  general  partner  of  the  Lower-Tier
                    Partnership is a Sponsor of the Partnership:
                                 (1) the Partnership shall not invest in such
                    Lower-Tier Partnership unless the partner-
                             ship  agreement  of  the   Lower-Tier   Partnership
                             contains provisions  complying with Section IX.F of
                             the NASAA  Guidelines and provisions  acknowledging
                             privity  between  the  Lower-  Tier   Partnership's
                             general partner and the Unitholders; and
                                 (2) compensation  payable in the aggregate from
                             both  partnership   levels  shall  not  exceed  the
                             amounts  permitted  under  Section  IV of the NASAA
                             Guidelines.  (b)  If  the  general  partner  of the
                             Lower-Tier  Partnership  is  not a  Sponsor  of the
                             Partnership:
                                 (1) the Partnership shall not invest in the
                             Lower-Tier Partnership unless the partnership
                             agreement of the Lower-Tier Partnership contains
                             provisions complying with Sections II.E.
                             and F.; VII.A.-D.,H. and J., and IX.C. of the NASAA
                             Guidelines; and
                                 (2)  compensation  payable at both tiers  shall
                             not exceed the amounts  permitted  under Section IV
                             of  the  NASAA  Guidelines.   (c)  Each  Lower-Tier
                             Partnership shall have as its limited partners only
                             publicly registered
                        partnerships; provided, however, that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken result in no diminution in the control exercisable by the other limited partners.
                             (d)    No investment  may be  structured  with more
                                    than two partnership tiers.
                             (e) Duplicate fees shall be prohibited.
                             (f) Notwithstanding anything herein to the
                        contrary, Unitholders can, upon the vote of the majority in interest of the Unitholders and without the concurrence of the Sponsors, direct the General Partner of the Partnership (acting on behalf of the Partnership) to take any action permitted to a limited partner (e.g., the Partnership) in the Lower-Tier Partnership.
                             (g) The Partnership's prospectus must fully and
                        prominently disclose the two-tiered arrangement and any risks related thereto.
                        B. Any person dealing with the Partnership or the
                         General Partner may rely upon a certificate signed by the General Partner, as to:
                             (i) the identity of any General Partner or any
                                   Limited Partner;
                             (ii) the existence or  non-existence of any fact or
                        facts that constitute conditions precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership;
                             (iii) the Persons who are authorized to execute
                          and deliver any instrument or document of
                        the Partnership; or
                             (iv) any act or failure to act by the Partnership
                         or as to any other matter whatsoever
                        involving the Partnership or any Partner.
                 Section 5.3 Authority of Investors
                      A. By the Majority Vote of the  Investors,  the Investors,
                 without the consent of the General Partner, may:
                           (i) amend this Agreement; provided that such amendment (a) shall not in any manner allow the Investors to take part in the control of the Partnership's business in a manner which would subject them to liability as general partners under the Act or any other applicable law, and (b) shall not, without the consent of the General Partner affected, alter the rights, powers, or duties of the General Partner or its interest in Profit and Loss, Net Cash Flow, Net Proceeds of Sale or Financing, or alter any of the provisions of Section 8.2 hereof;
                           (ii) dissolve or terminate the Partnership prior to the expiration of its term; (iii) remove the General Partner and, pursuant to Section 6.2, elect a new
                           General Partner; (iv) approve or disapprove of the Sale of all or substantially all of the Partnership Property;
                      or
                           (v) terminate, upon 60 days notice, any contract
                         between the Partnership and the General
                      Partner or any Affiliate thereof.
                      B. Any action taken  pursuant to Section 5.3A hereof shall be void ab initio, if prior to or within sixty (60) days after such vote either (i) the Partnership shall have received an opinion of counsel, which counsel is approved by the Majority Vote of the Investors, that such action may not be effected without subjecting the Investors to liability as general partners under the Act or under the laws of such other jurisdiction in which the Partnership owns properties or is doing business, or (ii) a court of competent jurisdiction shall have entered a final judgment to the foregoing effect. For purposes of this paragraph, counsel will be deemed approved by the Majority Vote of the Investors if proposed by the General Partner and affirmatively approved in writing within thirty
                 (30) days; provided, that if the holders of 10% or more of the outstanding Units proposed counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partner shall be submitted for such approval by the Investors. The existence of such an opinion of counsel or court judgment with respect to a particular contemplated Partnership action shall not affect the rights of the Investors to vote on other future actions or the existence of such rights. If the opinion of counsel or court judgment referred to above has not been obtained the vote shall proceed as scheduled and it shall not be delayed or postponed for any reason except as otherwise permitted by the Act.

                 Section 5.4 Restrictions on Authority
                      A. The General  Partner and its  Affiliates  shall have no authority to perform any act in violation of any applicable laws or regulations thereunder, nor shall the General Partner as such have any authority:
                           (i) to  purchase  or acquire  property  other than as
                      described in the Prospectus or to invest more than 10% of the Proceeds available for investment of the Offering in unimproved, non-income producing property;
                           (ii) except as permitted in this Agreement,  to do an
                      act required to be approved by the Investors under the Act;
                           (iii) to reinvest in Properties any Net Cash Flow or Net Proceeds from a Sale or Financing; (iv) except with respect to the Interim Investments, to invest in or underwrite securities of any type or kind for any purpose, or make investments
                         other than in the Properties and the
                      operations related and incidental thereto;
                           (v) to do any act in contravention of this Agreement;
                           (vi) to do any act that would make it impossible to
                         carry on the ordinary business of the Partnership;

                          (vii) to confess a judgment  against the  Partnership;
                          (viii) to offer Interests or Units in exchange for
                              property;
                          (ix)to   possess   any   property,   or   assign   the
                              Partnership's rights in same, for other than the exclusive use of the Partnership;
                          (x) to operate in such a manner as to be classified as
                              an "investment company" under the meaning of the Investment Company Act of 1940;
                          (xi) to purchase or lease any property from or sell or
                         lease property to the General Partner, its Affiliates or any program or partnership in which the General Partner or its Affiliates have any interest (provided however that the General Partner or an Affiliate (but not a program or partnership in which the General Partner or an Affiliate has an interest) may purchase a Property in its own name (and assume loans in connection therewith) and temporarily hold title thereto (but in no event purchase a Property held for a period in excess of 12 months prior to the date of the Prospectus), for the purpose of facilitating the acquisition of the Property, or the borrowing of money or obtaining of financing for the Partnership, or any other purpose related to the business of the Partnership, provided that the Property is purchased by the Partnership for a price no greater than the cost of the Property to the Sponsor, except compensation in accordance with the NASAA Guidelines, and provided there is no difference in interest rates of the loans secured by the Property at the time acquired by the Sponsor and the time acquired by the Partnership, nor any other benefit arising out of such transaction to the Sponsor apart from compensation otherwise permitted under the NASAA Guidelines; accordingly, all income generated and expenses associated with the Property shall be treated as belonging to the Partnership; the Sponsor shall not sell a Property to the Partnership pursuant to this section 5.4.A(xi) if the cost of the Property exceeds the funds reasonably anticipated to be available to the Partnership to purchase the Property; if the cost of the Properties acquired by the Sponsor on behalf of the Partnership exceeds Partnership funds available, the General Partner shall determine the Properties to be acquired by the Partnership based solely upon fulfilling the Partnership's objectives of obtaining a diversified portfolio of Properties believed to have significant future potential for eventual sale as development sites;
                             (xii) to admit a Person as a General Partner, except as provided in this Agreement; (xiii) to admit a Person as an Investor or Limited Partner, except as provided in this
                         Agreement;
                             (xiv) to create a total  indebtedness  incurred  by
                         the Partnership in excess of 50% of the fair market value of the assets of the Partnership at the time the debt is incurred as determined by an independent appraisal; provided, however, that the foregoing term "indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income or appreciation in the value of the property)
                         and shall exclude any indebtedness incurred by the Partnership for necessary working capital;
                             (xv) make  loans of any kind,  except to the extent
                         of receiving purchase money obligations in connection with the Sale of any Property;
                             (xvi) without the Majority  Vote of the  Investors,
                         to cause or facilitate the merger or consolidation of the Partnership with other partnerships, including, but not limited to, mergers or consolidations in which the Investors receive in exchange for their Units interests in the surviving entity, with the objective of listing the interests of the surviving entity on a national or regional securities-exchange or NASDAQ (provided that no Units owned by the General Partner or its Affiliates shall be entitled to vote with respect to such transaction);
                             (xvii) subject to Section 7.2.A, without the Majority Vote of the Investors, to list the Units on a securities exchange or enable the Units to be traded in the over-the-counter market, or otherwise facilitate the establishment of a market for the trading of Units, or (except as set forth in Section 5.2A(xiv)) to withdraw the Units from such listing;

                           (xviii)  without the Majority Vote of the  Investors,
                      to restructure the Partnership as a real estate investment trust ("REIT") for federal income tax purposes; or
                           (xix) to obtain mortgage financing which is not fully
                      amortized over not more than 30 years or which requires balloon payments due sooner than seven years from the date the Partnership acquires the Property securing such financing; provided, however, that the foregoing do not apply to financing representing 25% or less of the purchase price of the Properties acquired or to interim financing. B. The General Partner shall not take any action which, for federal tax purposes, shall cause the
                  Partnership to terminate or to be treated as an association taxable as a corporation.

                  Section 5.5 Authority of Partners and Affiliated Persons to
                     Deal with Partnership
                      A. The General Partner may, for, in the name of, and on
                    behalf of, the Partnership, acquire
                  property from, borrow money from, enter into agreements, contracts or the like (in addition to those set forth herein) with, or reimburse for reasonable out-of-pocket expenses incurred in connection with the preparation of reports by, any Sponsor in an independent capacity, as distinguished from such capacity (if any) as a Sponsor, as if such Sponsor were an independent contractor; provided, however, that any such agreement shall be subject to the conditions set forth in
                  Section 5.2A(ii) herein.
                      B. Neither the General Partner nor any Affiliate thereof
                     shall have the authority:
                           (i) to receive any compensation, fee or expense not
                    otherwise permitted to be paid to it under
                      the terms of this Agreement or the Prospectus;
                           (ii) to cause the  Partnership to acquire a Property,
                      or to grant options with respect to, sell, convey, or assign such Property to the Consultant or the Parking Lot Operator, without first having obtained an appraisal prepared by a competent, independent appraiser which supports the real property acquisition or sale by the Partnership;
                           (iii) to commingle the Partnership's funds with those
                      of any other Person, or to invest any of the Net Proceeds of the Offering in junior mortgages, junior deeds of trust or other similar obligations, except that funds of the Partnership may be temporarily retained by agents of the Partnership pursuant to contracts for the rendering of services to the Partnership by such agents or held in accounts established and maintained for the purpose of making the Interim Investments and/or computerized disbursements;
                           (iv) to cause the Partnership to lend money or other\
                      assets to the General Partner or any Affiliate thereof;
                           (v) to grant to the General Partner or any Affiliate
                     thereof an exclusive listing for the Sale of
                      any assets of the Partnership;
                           (vi) to receive any rebate or give-up, or to participate in any reciprocal business arrangement with the General Partner or an Affiliate thereof which would circumvent the provisions of this Agreement or the NASAA Guidelines;
                           (vii) to cause the  Partnership to acquire a Property
                      that is under construction without completion bonds, fixed price guarantees or other satisfactory arrangements; or
                           (viii) to cause the  Partnership  to pay  directly or
                    indirectly, a commission or fee (except as provided under Section 5.2.A.(viii)) to a Sponsor in connection with the distribution of the proceeds of the Sale or Financing of the Properties.
                      C. If a loan is made to the Partnership by the General
                         Partner,  the General Partner may not receive  interest
                  or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the General Partner on a loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. Notwithstanding the foregoing, the General Partner shall not provide Financing to the Partnership.

                    Section 5.6 Duties and Obligations of the General Partner
                        A. The General Partner shall take all action that may be
                    necessary or appropriate (i) for the continuation of the Partnership's existence as a limited partnership under the Act (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Investors and the Limited Partners or to enable the Partnership to conduct the business in which it is engaged), and (ii) for the acquisition, maintenance, preservation and operation of the Properties in accordance with the Prospectus, the provisions of this Agreement and applicable laws and regulations. The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner nor any of its Affiliates shall be expected to devote its full time to the performance of such duties. The General Partner or its Affiliates may act as general or managing partners for other partnerships engaged in businesses similar to that conducted by the Partnership. Nothing herein shall limit the General Partner or its Affiliates from engaging in any such business activities, or any other activities which may be competitive with the Partnership (unless such competitive activity would have a material adverse effect upon the business of the Partnership).
                        B. The General  Partner  shall at all times  conduct its
                    affairs, the affairs of all its Affiliates and the affairs of the Partnership in such a manner that no Limited Partner or Investor (except a Limited Partner or Investor who is also a General Partner) will have any personal liability for Partnership debts except as otherwise set forth herein and in the Prospectus.
                        C. The  General  Partner  shall  prepare  or cause to be
                    prepared, and shall file, on or before the due date (or any extension thereof), any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership to the extent same are not payable by any other party. Prior to the commencement of the Offering, the General Partner shall have a net worth of at least $500,000, and at all times during the Offering and thereafter during the term of the Partnership, the General Partner shall have and will use its best efforts to maintain a net worth equal to at least (i) 10% of the Capital Contributions until $10,000,000 of Capital Contributions have been raised, (ii) $1,000,000 thereafter until $20,000,000 of Capital Contributions have been raised and (iii) 5% of the Capital Contributions thereafter until $25,000,000 of Capital Contributions have been raised, or such other minimum net worth as may be necessary or appropriate in accordance with the advice of counsel to the Partnership (such net worth in each instance to be exclusive of the General Partner's interest in the Partnership and any notes and accounts receivable from or notes and accounts payable to the Partnership).
                        D. The General  Partner  shall cause to be obtained  and
                    kept in force during the term hereof, fire and extended coverage, workmen's compensation, and public liability insurance in favor of the Partnership with such insurers and in such amounts as the General Partner deems advisable.
                        E. The General  Partner shall be under a fiduciary  duty
                    to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets, whether or not in the General Partner's possession or control, and the use thereof by any person or entity in any manner except for the exclusive benefit of the Partnership. The General Partner shall not enter into any contract or agreement, relieving it of its common law fiduciary duty. The General Partner shall at all times act in good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership. The General Partner shall treat the Investors as a group and shall not favor the interests of any particular Investor.
                        F. The General  Partner shall cause the  Partnership  to
                    commit a percentage of the Gross Proceeds of the Offering to Investment in Properties of at least 84.5%. Any proceeds of the Offering not invested within the later of two (2) years after the date of the Prospectus or one (1) year after the Termination Date of the Offering (except for necessary operating capital) and any offering and organizational expenses attributable to such returned proceeds shall be distributed pro rata to the

                  Investors as a return of capital so long as the adjusted Investment in Properties is in compliance with the preceding sentence.
                      G. Except for payment of the Sales Commissions and the re-allowance of all or part of the Due Diligence Expense Reimbursement Fee and the Offering and Organization Expense Fee, the General Partner shall not directly or indirectly pay or award any commission or other compensation to any Person engaged by a potential Investor for investment advice as an inducement to such advisor to advise the purchase of Units.

                  Section  5.7   Compensation   of  General  Partner  Except  as
                      expressly provided in Articles IV and IX herein,
                  the General Partner shall receive no fees, salaries, profits, distributions, reimbursement or other compensation for serving as General Partner.

                  Section 5.8 Other Businesses of Partners
                      Neither the  Partnership nor any Partner or Investor shall have any rights or obligations, by virtue of this Agreement, in or to any independent ventures of any nature or description, or the income or profits derived therefrom, in which a Partner or Investor may engage, including, without limitation, the ownership, operation, management, syndication and development of other real estate projects.

                  Section 5.9  Liability of General  Partner and  Affiliates  to
                      Limited Partners or Investors The General Partner and its Affiliates performing certain services on behalf of the Partnership shall not be liable, responsible, or accountable, in liabilities, damages or otherwise, to any Investor, Limited Partner or the Partnership for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained which arise out of any conduct, act or omission performed or omitted to be performed by any or all of them on behalf of or for the Partnership within the scope of the authority conferred on them by this Agreement, provided that the General Partner determines, in good faith, that such conduct, act or omission was in the best interests of the Partnership, except for acts of negligence or misconduct. The Partnership shall not incur the cost of that portion of any liability insurance which insures the General Partner or its Affiliates against any liability as to which the General Partner or its Affiliates may not be indemnified under Section 5.10 herein.

                  Section 5.10 Indemnification
                      A. The General Partner,  Affiliates of the General Partner
                  performing certain services on behalf of the Fund and any person acting as a broker/dealer shall be indemnified to the full extent provided by law for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained by them which arise out of any conduct, act or omission performed or omitted to be performed by any or all of them on behalf of or for the Partnership within the scope of the authority conferred on them by this Agreement, if the General Partner determines, in good faith, that such conduct, act or omission was in the best interests of the Partnership and that such act or omission did not constitute negligence or misconduct, provided that any indemnity under this Section shall be provided out of and to the extent of Partnership assets only, and no Investor or Limited Partner shall have any personal liability on account thereof.

                      B. Notwithstanding Section 5.10A, the General Partner, Affiliates of the General Partner performing certain services on behalf of the Fund and any person acting as a broker/dealer shall not be indemnified by the Partnership for any loss, liability, or expense arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, after being advised as to the current position of the Securities and Exchange Commission, the Massachusetts Securities Division, the California Commissioner of Corporations,
                    the Pennsylvania Securities Commission, the Tennessee Securities Commission, the Missouri Securities Division (and such other state securities administrators as shall be required by such court) regarding indemnification for violations of securities law.

                                   ARTICLE VI
                              TRANSFERABILITY OF THE GENERAL PARTNERS INTEREST

                    Section 6.1 Removal, Voluntary Retirement or Withdrawal of the General Partner; Transfer of Interests
                         A. The General Partner may be removed in the manner specified in Section 5.3A herein.
                         B. The General Partner may not voluntarily withdraw or
                          retire from its  position as a General  Partner of the
                    Partnership unless another General Partner (including any Additional or Successor General Partner admitted pursuant to
                    Section 6.2) remains, and unless (i) counsel for the Partnership is of the opinion that such voluntary retirement or withdrawal from the Partnership will not cause the Partnership (a) to be dissolved under the Act, (b) to be classified other than as a partnership for federal income tax purposes or (c) to terminate for federal income tax purposes; and (ii) the approval of the remaining General Partners, if any, and the Majority Vote of the Investors to such voluntary retirement or withdrawal is obtained.
                         C. If the General Partner voluntarily retires or withdraws from the Partnership in violation of this Section 6.1, the General Partner shall be and remain liable to the Partnership and the Partners for damages resulting from the General Partner's breach of this Agreement, and, without limitation of remedies, the Partnership may offset such damages against the amounts otherwise distributable to the General Partner.
                         D. The  General  Partner  shall  not have the  right to
                    sell, exchange, or otherwise dispose of all or any portion of its Interest unless the proposed assignee or transferee of all or a portion of the Interest of the General Partner is admitted as a Successor or Additional General Partner to the Partnership pursuant to the provisions of Section 6.2 prior to any such sale, exchange or other disposition.
                         E. The voluntary retirement or withdrawal of the General Partner shall become effective only upon (i) receipt by the Partnership of the opinions of counsel referred to in
                    Section 6. 1 B(i), (ii) receipt by the Partnership of the approval and consent referred to in Section 6.1B(ii) and
                    (iii) the recordation of an amendment of the Partnership's Certificate to reflect such withdrawal or retirement.

                    Section 6.2 Election and Admission of Successor or Additional General Partners
                         A.  The  General  Partner  may  at any  time  designate
                    additional persons to be Successor or Additional General Partners, provided that the conditions of Section 6.2B are satisfied.
                         B. Except as otherwise  expressly  provided herein,  no
                    Person shall be admitted as a Successor or Additional General Partner unless (i) counsel for the Partnership is of the opinion that the admission of such Successor or Additional General Partner will not cause the Partnership to be classified other than as a partnership for federal income tax purposes or cause the Partnership to terminate for federal income tax purposes, (ii) the consent of the then remaining General Partners, if any, is obtained and (iii) the Majority Vote of the Investors to such admission has been obtained.
                         C.  The  admission  of  such  Successor  or  Additional
                    General Partner shall become effective upon (i) receipt by the Partnership of the opinion referred to in Section 6.2B(i), (ii) receipt by the Partnership of the consents referred to in Section 6.2B(ii) and (iii), if applicable, and (iii) the recordation of an amendment of the Certificate to reflect the admission of the Successor or Additional General Partner.

                    Section 6.3 Events of Withdrawal of a General Partner
                         A. In addition to a voluntary withdrawal of the General
                    Partner pursuant to Section 6.lE, the General Partner shall be deemed to withdraw (i) if the General Partner assigns all of its Interest in the

                 Partnership, (ii) if the General Partner is removed pursuant to
                 Section 5.3A, and (iii) upon the filing of a certificate of dissolution, or its equivalent, for the General Partner or the revocation of its charter. To the maximum extent permitted by the Act, no other act or event shall be deemed an event of withdrawal of the General Partner or serve to convert a General Partner to a Limited Partner.

                      B. In the event of the  withdrawal of the General  Partner and if a Successor or Additional General Partner has been admitted to the Partnership in accordance with Section 6.2, the remaining General Partner or General Partners, including such Successor or Additional General Partner, may elect to continue the Partnership, and if such election is made, shall promptly give Notification of such event and shall make and file such amendments to the Certificate as are required by the Act to reflect the fact that the withdrawn General Partner, has ceased to be a General Partner of the Partnership.
                      C. In the event of the  withdrawal of the General  Partner and no Successor or Additional General Partner has been admitted to the Partnership to continue the Partnership's existence, the withdrawn General Partner, or its successors, representatives, heirs or assigns shall promptly give Notification of such withdrawal to all remaining Partners and Investors. In such event, the Partnership shall be dissolved unless, within One Hundred Twenty (120) days after the withdrawal of the General Partner, the Investors, by the Majority Vote of the Investors (or such higher percentage vote as may be required by the Act), agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of the sole General Partner, of one or more Additional General Partners. If the Investors elect to reconstitute the Partnership and agree to admit an Additional General Partner, the relationship of the Investors and of substitute General Partner in the Partnership shall be governed by this Agreement.

                 Section 6.4 Liability of a Withdrawn General Partner
                      A. Any General  Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal becomes effective. In addition, a General Partner who voluntarily withdraws in violation of this Agreement shall be subject to the liability described in
                 Section 6.1C.
                      B. Upon the withdrawal of a General Partner,  such General
                 Partner shall  immediately  cease to be a General Partner,  and such  General  Partners  Interest  shall  be  acquired  by  the
                 Partnership  pursuant  to Section  6.5.  For  purposes  of this
                 Section 6.4.B and Section 6.5, the Interest of the withdrawing General Partner shall include the interest in the Partnership as a Subordinated Limited Partner (if any) owned by an Affiliate of such withdrawing General Partner.
                      C. The  personal  representatives,  heirs,  successors  or assigns of any General Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by the General Partner prior to, or in connection with, its withdrawal.

                Section 6.5 Valuation of Partnership Interest of General Partner
                      Upon the withdrawal of a General Partner,  the Partnership shall purchase the Partnership Interest of the withdrawn General Partner. The price of the withdrawn General Partner's Interest shall be such Interest's then present fair market value as determined by mutual agreement or, if an agreement can not be reached, by two (2) independent appraisers, one selected by the withdrawn General Partner and one selected by the remaining General Partner, or if none is remaining, by the Investors. If the two appraisers are unable to agree on the value of the General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall then pay the withdrawn General Partner the price of its Interest as a General Partner as so determined. The expense of the appraisals shall be borne equally by the terminated General Partner and the Partnership. If the withdrawal is involuntary, payment shall be made by delivery of a promissory note bearing interest equal to the lowest rate permitted under the Code that avoids the imputation of interest income to the withdrawn General Partner, such note to have a term of five years and provide for equal annual installments of principal and interest. If the withdrawal is voluntary, payment shall be made by delivery of an unsecured promissory note bearing no interest, with principal payable only from distributions which the withdrawn General Partner would have received under this Agreement had the General Partner not withdrawn. Immediately upon receiving the note, the withdrawn General Partner shall cease to be a Partner of the Partnership for all purposes, except that the withdrawn General Partner shall continue to be subject to Section 6.4 hereunder. All amounts received pursuant to this Section 6.5 shall constitute complete and full discharge for all amounts owing to the withdrawn General Partner on account of its Interest in the Partnership. Any disputes regarding valuation or payment pursuant to this Section which are not resolved in a binding manner by the provisions of this Section shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

                                   ARTICLE VII
                                    ASSIGNMENT OF ASSIGNEE UNITS TO INVESTORS;
                        TRANSFERABILITY OF LIMITED PARTNER INTERESTS AND UNITS

                   Section 7.1 Assignment of Assignee Units to Investors
                        A.  Pursuant  to  Sections  3.2  and  7.1C  hereof,  the
                   Assignor Limited Partner shall assign to each Investor Assignee Units equal to the number of Units purchased by each Investor in the Offering.
                        B. Except as provided in Section 7.1.A above, the Assignor Limited Partner may not transfer a Limited Partnership Interest without the prior written consent of the General Partner. The Assignor Limited Partner shall have no right to vote or consent with respect to Units owned by the Assignor Limited Partner for its own account and such Units shall not be considered outstanding Units for purposes of determining whether the Majority Vote of the Investors or the Consent of the Investors has occurred. The Assignor Limited Partner, by the execution of this Agreement, acknowledges and agrees that the Assignor Limited Partner's management will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Investors, whether or not in the Assignor Limited Partner's management's possession or control, and that the management of the Assignor Limited Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Investor. The Assignor Limited Partner agrees not to contract away the fiduciary duty owed to the Investors by the Assignor Limited Partner's management under the common law of agency.
                        C. Except as set forth in Section 7.1F, the Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Investors all of the Assignor Limited Partner's rights and interest in and to the Assigned Limited Partnership Interests, as of the time that payment for such Assigned Limited Partnership Interests is received by the Partnership and such Assigned Limited Partnership Interests are credited to the Assignor Limited Partner on the books and records of the Partnership. The rights and interest so transferred and assigned shall include, without limitation, the following: (i) all rights to receive distributions of uninvested Capital
                          Contributions  pursuant to Sections 3.2 and 3.3;  (ii)
                             all rights to receive cash  distributions  pursuant
                             to  Article  IV;  (iii) all  rights in  respect  to
                             allocations  of Profit and Loss pursuant to Article
                             IV;   (iv)  all   other   rights  in   respect   of
                             determinations  of  allocations  and  distributions
                             pursuant to
                        Article IV;
                             (v) all rights to consent to the admission of
                         Successor or Additional General Partners
                        pursuant to Sections 6.1 and 6.2;
                             (vi) all rights to receive any proceeds of
                        liquidation of the Partnership  pursuant to Section 8.2;
                             (vii) all rights to inspect  books and  records and
                             to receive  reports  pursuant  to Article X; (viii)
                             all  voting  rights,   rights  to  attend  or  call
                             meetings and other such rights; and

             (ix) all rights which the Limited Partners have, or may have in the future, under the Act.
                     D. The General Partner, by the execution of this Agreement, irrevocably consents to and
                  acknowledges that (i) the foregoing transfer and assignment pursuant to Section 7.1 by the Assignor Limited Partner to the Investors of the Assignor Limited Partner's rights and interest in the Assigned Limited Partnership Interests is effective, and (ii) the Investors are intended to be and shall be third party beneficiaries of all rights and privileges of the Assignor Limited Partner's in respect of the Assigned Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges in respect of Assigned Limited Partnership Interests may be exercised by the Investors including, without limitation, those cited in Section 7.1.
                       E. In accordance with the transfer and assignment described in Section 7.1, Investors shall have the same rights that the Limited Partners have under this Agreement and under the Act.
                       F. Notwithstanding the assignment of the Assigned Limited
                  Partnership Interests referred to in this Section 7.1, the Assignor Limited Partner shall retain legal title to and be and remain a Limited Partner of the Partnership.

                  Section 7.2 Transferability of Units
                       A. Units are generally transferable, provided, however,
                    that a transfer of Units shall be prohib-
                  ited if one of the following restrictions applies and, as. to
                (i), (ii), (iii) and (iv), the prohibition on
                  transfer is supported by an opinion of counsel:
                           (i) No sale or exchange of any Units shall be made if
                       the Units sought to be sold or exchanged, when added to the total of all other Units sold or exchanged within a period of twelve (12) consecutive months prior thereto, would result in the Partnership being considered to have terminated within the meaning of Section 708(b)(1)(A) of the Code. The General Partner shall give Notification to all Investors in the event that sales or exchanges should be suspended for this reason. All deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of the fiscal year beginning after the end of any such 12-month period, subject to the provisions of this Article VII.
                           (ii) No transfer or  assignment  of any Unit shall be
                       made if the transfer or assignment would be in violation of any federal or state securities laws (including any investment suitability standards) applicable to the Partnership or would cause the Partnership to be classified other than as a partnership for federal income tax purposes.
                           (iii) No transfer or  assignment of any Unit shall be
                       made if such transfer would cause the Partnership to be treated as a "publicly traded partnership" under Sections 7704 and 469(k) of the Code. Each Investor agrees not to transfer, and agrees that the Partnership shall not recognize for any purpose any transfer on or through a listing on a securities exchange, over-the-counter market or secondary market or any transfer to or from a dealer in securities or partnership interests or other market maker, or any transfer arranged through or facilitated by means of an interdealer quotation system, information system or other facility that may create the equivalent of a secondary market in partnership interests, unless counsel to the Partnership is of the opinion that such transfers will not result in the partnership becoming taxable as a corporation or a publicly traded partnership.
                           (iv) No transfer or assignment of Units shall be made
                       after which any transferor or transferee would hold (a) a number of Units not evenly divisible by four, or (b) less than 200 Units, except for Individual Retirement Accounts, or (c) less than 80 Units in the case of Individual Retirement Accounts, provided, however, that any such transferor may hold zero Units.
                           (v) No  transfer or  assignment  of any Unit shall be
                       made if it would result in the assets of the Partnership being treated as "plan assets" or the transactions contemplated hereunder to be prohibited transactions under ERISA or the Code.

                  (vi) No transfer or assignment of a Unit shall be made to a minor or incompetent (unless such transfer or assignment shall be made to a legal guardian on such person's behalf). B. An Investor or Limited Partner desiring or intending to transfer such Person's Units must
                    provide Notification to the General Partner of such desire or intent at least forty-five (45) days, or such other shorter period as the General Partner in its sole discretion may permit, prior to such transfer.
                         C. In  order to  record a  transfer  on its  books  and
                    records, the Partnership may require such evidence of transfer or assignment and authority of the transferor or assignor (including signature guarantees), evidence of the transferee's suitability under state securities laws, and the written acceptance and adoption by the transferee of the provisions of this Agreement, as the General Partner may determine. The General Partner may charge a transfer fee sufficient to cover all reasonable expenses connected with such transfer (with no profit to any party in the transaction) which fee shall not exceed $200.
                         D. In no event shall an Investor be permitted to
                     transfer a fraction of a Unit.
                         E. Upon the transfer of any Units (other than the
                     conversion  to Limited  Partnership  Interests  pursuant to
                    Section  7.5),  the  Preferred  Return with  respect to such
                    Units win be calculated as of the first day of the calendar quarter following the final closing for the sale of Units. For purposes of this Agreement, an assignment of any Units shall be deemed to be a transfer.

                    Section   7.3   Death,   Bankruptcy   or   Adjudication   of
                         Incompetence of an Investor or a Limited Partner Upon the death of an Investor or a Limited Partner, his executor, administrator, or trustee, or, if he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of an Investor or a Limited Partner for the purpose of settling or managing his estate and shall have whatever power the deceased or incompetent Investor or Limited Partner possessed to assign all or any part of his Units or Interest. The death, dissolution, adjudication of incompetence, or bankruptcy of an Investor or a Limited Partner shall not dissolve the Partnership.

                    Section 7.4 Effective Date
                         The Partnership shall recognize the transferee of Units
                    as an Investor on the Partnership's books and records on the first business day of the next calendar month after the month in which the Partnership receives all necessary documentation and consents required to effect the transfer of Units.

                    Section 7.5 Substitute Limited Partners
                         Any Investor  may elect to become a Substitute  Limited
                    Partner upon (i) signing a counterpart of this Agreement and any other instrument or instruments deemed necessary by the General Partner, including a Power of Attorney in favor of the General Partner as described in Section 12.1.A hereof, and (ii) paying a fee equal to the actual costs and expenses incurred by the General Partner for legal and administrative costs and recording fees. Investors who elect to become Substitute Limited Partners will receive one Limited Partnership Interest for each Unit they convert and will not be able to re-exchange their Limited Partnership Interests for Units. The Capital Account attributable to the converted Units shall be credited to the Capital Account of the Substitute Limited Partner. Similarly, the Preferred Return will continue to be calculated as of the first day of the calendar quarter following such Investor's admission to the Partnership. The Partnership's Certificate will be amended no less often than quarterly, if required by applicable law, to reflect the substitution of Limited Partners.

                    Section 7.6 Retirement or Withdrawal of an Investor
                         A. No  Investor  shall  have the  right to  voluntarily
                    retire or withdraw from the Partnership unless the General Partner shall have consented to such voluntary retirement or withdrawal by an Investor. Upon the retirement or withdrawal of an Investor (i) the Interest of such retiring or withdrawing
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
                  Investor shall thereafter belong to the Partnership; (ii) such retiring or withdrawing Investor shall not be entitled to receive distributions with respect to any periods after the time of such retirement of withdrawal; and (iii) such retiring or withdrawing Investor shall not be entitled to receive any amount for the fair value of his Units as of the date of his retirement or withdrawal, other than as agreed to by the General Partner and the withdrawing Investor. The General Partner shall not consent to the voluntary retirement or withdrawal of an Investor if the General Partner receives an opinion of counsel to the Partnership that such retirement or withdrawal would cause the Partnership to be classified other than as a partnership for federal income tax purposes, or cause the Partnership to terminate for federal income tax purposes.
                      B. At any time after the Termination Date of the Offering, the Partnership may, in its sole discretion and with or without the use of borrowed funds, repurchase any or all of the Units of such Investor upon mutually agreeable terms, provided that such repurchase does not materially impair the capital or operation of the Partnership. The determination to repurchase Units will be made in the sole discretion of the General Partner. The determination of the value of the repurchased Units will be based upon, among other factors, the current fair market value of the Properties and the assets of the Partnership, less all Partnership debts and obligations. The Partnership will not repurchase Units prior to the Termination Date of the Offering and is not obligated to repurchase Units at any time. Units acquired by the General Partner and its Affiliates or by the Assignor Limited Partner will not be eligible for repurchase by the Partnership. Units purchased by the Partnership during any month shall be deemed cancelled effective as of the first day of the month following the effective date of such purchase.

                                  ARTICLE VIII
                           DISSOLUTION, LIQUIDATION AND TERMINATION OF THE FUND

                  Section 8.1 Events Causing Dissolution
                      A. The Partnership shall dissolve and its affairs shall be wound up upon the first to occur of the following events:
                           (i) the expiration of its term;
                           (ii) the withdrawal of the General Partner, unless
                    the Partnership is continued pursuant to
                      Sections 6.3B or 6.3C;
                           (iii)  the Sale of all of the  Properties  (excepting
                      (a) a disposition thereof which, in the opinion of counsel to the Partnership,  qualifies, in whole or in part, under
                      Section  1031 or Section 1033 of the Code or (b) a Sale in
                      which  the   purchase   price  is  paid  in  one  or  more
                      installments, in which case the Partnership shall dissolve upon receipt of the final payment thereunder);
                           (iv) the election by the General Partner, with the
                     Majority Vote of the Investors, to dissolve
                      the Partnership;
                           (v) by the Majority Vote of the Investors pursuant to
                     Section 5.3A to dissolve the Partnership; or
                           (vi) the  happening  of any other  event  causing the
                     dissolution of the Partnership under applicable law.
                      B. Dissolution of the Partnership shall be effective on
                    the day on which the event occurs giving
                  rise to the dissolution. A certificate of cancellation shall be filed under the Act upon the dissolution and the commencement of winding up of the Partnership; provided, however, that the Partnership shall not terminate until the assets of the Partnership have been distributed as provided in
                  Section 8.2. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

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                     Section 8.2 Liquidation
                          A. As soon as practical  after the  dissolution of the
                     Partnership, the General Partner, or if there is no General Partner, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall give Notification to all the Limited Partners and Investors of such fact and shall prepare a plan as to whether and in what manner the assets of the Partnership shall be liquidated. By the Majority Vote of the Investors, the assets of the Partnership, subject to its liabilities (and the establishment of reserves, if necessary, for such liabilities), may be transferred to a successor Entity, upon such terms and conditions as are then agreed upon.
                          B. Unless the  Investors  agree to transfer the assets
                     of the Partnership, subject to its liabilities, to a successor Entity pursuant to Section 8.2A, upon dissolution of the Partnership, the General Partner, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall liquidate the assets of the Partnership, and apply and distribute the proceeds thereof in accordance with Section 4.4.
                          C. Notwithstanding the provisions of Section 8.2B, in the event the General Partner or any liquidating agent under the Act, as the case may be, shall determine that an immediate sale of all or a portion of the assets of the Partnership would cause undue loss to the Partners and Investors, the General Partner or liquidating agent under the Act, as the case may be, in order to avoid such loss, may, after having given Notification to all the Investors and Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership, or distribute the assets in kind to a liquidating trust to be held for the benefit of the Investors and Partners.

                     Section 8.3 Capital Contribution Upon Dissolution
                          Subject  to the  provisions  of  Section  5.9 of  this
                     Agreement, each Investor and Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution and shall have no recourse (upon dissolution or otherwise) against any Partner or Investor; provided, however, that upon the dissolution and termination of the Partnership, the General Partner will make the Capital Contributions referred to in Section 3.1. All amounts so contributed by the General Partner shall be distributed first to the Partnership's creditors entitled thereto, and the balance to the Investors and Partners in proportion to the positive balances in their Capital Accounts at the time of dissolution and termination of the Partnership.

                                                                    ARTICLE IX
                        CERTAIN PAYMENTS TO THE GENERAL PARTNER AND AFFILIATES

                     Section 9.1  Reimbursement of Certain Costs and Expenses of
                          the General Partner and its Affiliates A. Subject to the provisions of Article V hereof, the Partnership shall be permitted to reimburse the General Partner for the actual cost to the General Partner or any of its Affiliates of the Partner- ship's operating expenses. In determining the actual cost to the General Partner or an Affiliate of the General Partner of goods and materials and administrative services, actual cost means the actual cost to the General Partner or an Affiliate of the General Partner of goods and materials used for or by the Partnership and obtained from entities not affiliated with the General Partner, and actual cost of administrative services means the pro rata cost of personnel as if such persons were employees of the Partnership. The cost for administrative services to be reimbursed to the General Partner or an Affiliate shall be at the lower of the General Partner's or Affiliate's actual cost or ninety percent (90%) of the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. The General Partner shall use its best efforts to cause all of the Partnership's expenses to be billed directly to and paid by the Partnership to the extent practicable.
                          B. Subject to the foregoing, the Partnership shall pay
                     all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include but are not limited to: (a) all costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed  full-time or part-time by the  Partnership and involved in the business of the Partnership or who perform services on behalf of the Partnership or its Affiliates and allocated pro rata to their administrative or professional services performed on behalf of the Partnership, including Persons who may also be officers or employees of the General Partner or its Affiliates (other than Controlling Persons);
                  (b) all costs of borrowed money, taxes and assessments on Properties and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest or Unit or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site property managers and other property management personnel (other than Controlling Persons and other officers of the General Partner or its Affiliates), real estate brokers, insurance brokers and other agents; (f) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operating of the Properties (including the costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such Properties); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; and (h) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, or other disposition of Properties or in connection with any meetings or votes if the Investors.
                      C. Notwithstanding any other provision of this Agreement,
                    no reimbursement shall be permitted
                  for services for which the General Partner is entitled to
                     compensation by way of a separate fee.

                  Section 9.2 Fees and Other Payments
                      A. The Partnership shall cause the following  payments and fees to be paid to the General Partner and its Affiliates:
                           (i) to the Selling Agent, the Sales Commissions and
                  the Due Diligence Expense Reimbursement Fee;
                           (ii) to the General Partner or its Affiliates, the Offering and Organization Expense Fee; (iii) to the General Partner or its Affiliates, the General Partner Acquisition Fee; (iv) to the General Partner or its Affiliates, reimbursement of Acquisition Expenses, if any, incurred by the General Partner or its Affiliates on behalf of the Partnership in connection with the investigation or acquisition of the Properties;
                           (v) to the General Partner, the Asset Based Fee for each fiscal year of the Partnership; and (vi) to the General Partner or its Affiliates, the Disposition Advisory Fee.
                      B. The total of the fees owed to the  General  Partner and its Affiliates and described in (i), (ii) and (iii) above shall in no event exceed 13% of the Gross Proceeds of the Offering.
                      C. The total of all compensation paid to all persons (including the Consultant) for Acquisition Expenses and Acquisition Fees shall be limited to the lesser of such compensation customarily charged in arms' length transactions by others rendering similar services as an ongoing public activity in the same geographical location and for comparable property or an amount equal to 18% of the Gross Proceeds of the Offering.
                                    ARTICLE X
                                      BOOKS AND RECORDS; BANK ACCOUNTS; REPORTS

     Section 10.1 Books and Records A. The books and records of the Partnership shall be maintained by the General Partner at the Partnership's principal place of business. In all cases, said books and records shall be available for examination and copying by any Limited Partner, Investor or his duly authorized representatives, for any purpose related to the Limited Partner's or Investor's interest as a Limited Partner or Investor, at the expense of such Limited Partner or Investor, at any and all reasonable times. The Partnership shall keep at its principal place of business, without limitation, the following records: true and full information regarding the status of the business and financial condition of the Partnership; promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year; a current list of the names and last known business, residence or mailing addresses of and the numbers of Units held by each Partner and Investor; a copy of this Agreement and the Certificate and all amendments thereto; and other information regarding the affairs of the Partnership as is just and reasonable. The current list of the names and last known business, residence or mailing addresses of each Partner and Investor shall be mailed to any Investor who requests such information upon payment of a reasonable charge for copy work.
                       B. The  Partnership  shall keep its books and  records in
                   accordance with the accounting methods determined by the General Partner. The Partnership's taxable year shall be a calendar year.

                   Section 10.2 Bank Accounts
                       A.   The   General    Partner   shall   have    fiduciary
                   responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.
                       B.  The  bank  accounts  of  the  Partnership   shall  be
                   maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on the signature of the General Partner or such other signature or signatures as the General Partner may determine. All deposits and other funds may be deposited in interest bearing or non-interest bearing accounts guaranteed by federal authorities, invested in short-term United States Government or municipal obligations, or deposited with a banking institution selected by the General Partner.

                   Section 10.3 Reports
                       A. No later than  seventy-five (75) days after the end of
                   each calendar year, the General Partner will furnish each Person who was an Investor or Limited Partner at any time during the fiscal year with all tax information relating to the Partnership's performance for the preceding calendar year that is necessary for the preparation of the Investor's and Limited Partner's federal and state income tax return.
                       B. Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Partnership, the General Partner will furnish to each Person who was an Investor or Limited Partner at any time during the fiscal quarter then ended, a report setting forth information with respect to the progress of the Partnership's business, which report shall include:
                            (i) an unaudited  balance sheet of the  Partnership;
                            (ii) an unaudited statement of income for the quarter; (iii) an unaudited cash flow statement for the,quarter; (iv) an unaudited statement setting forth the services rendered to, and fees received from,
                              the Partnership by any Sponsor; and
                            (v)  other  pertinent  information   concerning  the
                              Partnership and its activities during the quarter.
                       The various  reports  required  pursuant to this  Section
                   10.3.B may be sent earlier than or separately from any of the other reports required pursuant to this Section 10.3.B, and the information required to be contained in any of the reports required pursuant to this Section 10.3.B may be contained in more than one report.

                          C. Within one hundred  twenty (120) days after the end
                     of each fiscal year, the General Partner shall furnish an annual report to each Person who was a Limited Partner or an Investor as of the last business day of the fiscal year then ended. Such annual report will include:
                              (i) a balance sheet as of the end of the Partnership's fiscal year, statements of income, Partners' equity and cash flow, which shall be prepared in accordance with generally accepted accounting principles and accompanied by (a)an auditor's report containing an opinion of an independent certified public accountant and (b) a reconciliation to information furnished to Investors for income tax purposes;
                              (ii) the breakdown of any Partnership costs reimbursed to a Sponsor and a statement setting forth in detail the services rendered to, and fees received from, the Partnership by any Sponsor as verified by a review of the time records of and the specific nature of the work performed by, individual employees, the cost of whose services were reimbursed (and within the scope of the annual audit by the Accountants shall be the obligation to verify the allocations of the costs reimbursed to the General Partner or Affiliate thereof);
                              (iii) a cash flow statement; and
                              (iv) a report of the activities of the Partnership
                     during the fiscal year.
                          The annual  report shall also set forth  distributions
                     to the Investors for the period covered thereby and shall separately identify distributions from (a) Net Cash Flow during the period, (b) Net Cash Flow during a prior period which had been held as reserves, (c) Net Proceeds of Sale or Financing, and (d) Working Capital Reserves.
                          D. Within  forty-five  (45) days after the end of each
                     fiscal quarter in which a Sale or Financing occurs, the General Partner shall send to each Person who was an Investor as of the close of business on the first business day of the month that includes the date of occurrence of the Sale or Financing, a report as to the nature of the Sale or Financing and as to the Profit or Loss arising from the Sale or Financing.
                          E. The General  Partner  shall prepare and timely file
                     with appropriate federal and state regulatory authorities all reports required to be filed with such entities under then-applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory authorities. Upon request, copies of such reports will be furnished to any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner. In the event that any regulatory authority promulgates rules or amendments thereto that would permit a reduction in any of the reporting requirements to which the Partnership is subject under this Agreement at the time of the execution hereof, the Partnership may cease to prepare and file any such reports in accordance with such rules or amendments.
                          F. The General Partner shall maintain, (i) for a period of at least six (6) years, a record of the information obtained to indicate that an Investor has met the suitability standards set forth in the Prospectus; (ii) for a period of at least five (5) years, records of the appraisals made of the Partnership Properties, which appraisal records shall be available for inspection and copying by any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner and (iii) a list of the names and addresses of all Investors, which list shall be made available to any Investor or Limited Partner or his representative who requests such information in furtherance of Partnership business and at such person's cost.
                          G. Within sixty (60) days after the end of each fiscal
                     quarter during which there have been Property acquisitions, a report (which may be part of the quarterly report) shall be sent to all Limited Partners and Investors until the Net Proceeds of the Offering are committed to Investment in Properties or returned to the Investors. The report shall contain the following information:
     (i.) the location and a description of the general character of all Properties acquired or presently intended to be acquired by the Partnership during the quarter;
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
     (ii.) the present or proposed use of the Properties and their suitability and adequacy for such use; (iii.) the terms of any material lease affecting the Property; and (iv.) a statement that title insurance has been or will be obtained on all Properties acquired.

                      Section 10.4 Federal Tax Elections
                           The  Partnership,  in  the  sole  discretion  of  the
                      General Partner, may make elections for federal tax purposes as follows:
                           (i) In case of a transfer of a Unit, the Partnership,
                      in the sole discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership.
                           (ii) The General Partner may elect accelerated depreciation methods under the Code, or may elect straight-line depreciation over a period as,long as forty
                      (40) years if, in its sole discretion, the determination of the percentage of tax-exempt Investors becomes too cumbersome.
                           (iii) All other elections required or permitted to be
                      made by the Partnership under the Code shall be made by the General Partner in such manner as will, 'm its sole opinion, be most advantageous to a Majority of the Investors. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for real estate taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

                                   ARTICLE XI
                             MEETINGS OF INVESTORS

                      Section 11.1 Calling Meetings
                           Meetings  of the  Investors  for any  purpose  may be
                      called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by Investors having in the aggregate more than 10% of the outstanding Units. Upon receipt of a written request stating the purpose(s) of the meeting, the General Partner shall provide all Investors within 10 days after receipt of such request with notice as described in
                      Section 11.2. The meeting shall be held at a time and place convenient to the Investors.

                      Section 11.2 Notice; Procedure
                           If  a  meeting  is  called  at  the  request  of  the
                      Investors, the General Partner shall provide all Investors with notice of such meeting given either personally or by certified mail, which notice shall state the purpose thereof, such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the receipt by the General Partner of the request for the meeting. Notice of any other meeting shall be given either personally or by certified mail, not less than fifteen
                      (15) days nor more than sixty (60) days before the date of the meeting, to each Investor at his record mailing address. The notice shall be in writing, and shall state the place, date, hour, and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partners or Investors calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the holders of more than 50% of the outstanding Units shall constitute a quorum at all meetings of the Investors; provided, however, that if there is no quorum present, holders of a majority in interest of the Investors present or represented may adjourn the meeting from time to time without further notice until a quorum is obtained. No notice of the time, place or purpose of any meeting of Investors need be given to any Investor who attends in person or is present by proxy (except when an Investor attends a meeting for the express purpose of objecting at the beginning

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                         of the meeting to the  transaction  of any  business on
                         the ground that the meeting is not lawfully called or convened), or to any Investor entitled to notice who, in a writing executed and filed with the records of the meeting, either before or after the time of the meeting, waives the notice requirement.

                         Section 11.3 Right to Vote
                              For  the  purpose  of  determining  the  Investors
                         entitled to vote at any meeting of the Partnership, the General Partner or the Investors requesting the meeting may fix a date, in advance, as the record date for the determination of Investors entitled to vote. This date shall be not more than fifty (50) days nor less than ten (10) days before any meeting.

                         Section 11.4 Proxies; Rules
                              Each  Investor may authorize any person or persons
                         to act for him by proxy in all matters in which an Investor is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Investor or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be recoverable at the pleasure of the Investor executing it. At each meeting of Investors, the General Partner shall appoint officers and adopt rules as they deem appropriate for the conduct of the meeting.

                                   ARTICLE XII
                               GENERAL PROVISIONS

                         Section 12.1 Appointment of General Partner as
                              Attorney-in-Fact
                              A. Each  Limited  Partner and  Investor  hereunder
                         hereby irrevocably appoints and empowers the General Partner his attorney-in-fact to consent to or ratify any act listed in Subsections 5.4A(i) through (xviii) and Section 6.3C of this Agreement after the Majority Vote of the Investors thereto has been obtained, and to execute, acknowledge, swear to and deliver all agreements and instruments and file all documents requisite to carrying out the intentions and purposes contemplated in this Agreement, including, without limitation, the execution and delivery of this Agreement and all amendments hereto, the filing of all business certificates and necessary certificates of limited partnership and amendments thereto from time to time in accordance with all applicable laws and any certificates of cancellation.
                              B. The  appointment  by all Limited  Partners  and
                         Investors of the General Partner as attor- ney-in-fact shall be deemed to be a power coupled with an interest, shall not be affected by the subsequent disability or incapacity of the principal and shall survive the assignment by any Limited Partners or Investors of the whole or any part of his Interests or Units in the Partnership.
                              C. The power of attorney granted by this Section
                          12.1 shall be governed by the laws of the
                         State of Delaware.

                         Section 12.2 Waiver of Partition
                              Each Partner and  Investor,  on behalf of himself,
                         his successors, representatives, heirs and assigns hereby waives any right of partition or any right to take any other action which otherwise might be available to him for the purpose of severing his relationship with the Partnership or his interest in the assets held by the Partnership from the interest of the other Partners or Investors.

                         Section 12.3 Notification
                              Any Notification,  in order to be effective, shall
                         be sent by registered or certified mail, postage prepaid, if to a Partner or Investor, to the address of the Partner or Investor set forth in the books and records of the Partnership, and if to the Partnership or the General Partner, to the principal place of business of the Partnership set forth in Section 2.2 (unless Notification of a

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
                       change of the principal office is given) and addressed to the appropriate party, the date of registry thereof or the date of the certification thereof being deemed the date of receipt of Notification; provided, however, that any written communication sent to a Partner or Investor or to the Partnership or the General Partner and actually received by such Person shall constitute Notification for all purposes of this Agreement.

                       Section 12.4 Word Meanings
                           In this  Agreement,  the singular  shall  include the
                       plural and the masculine gender shall include the feminine and neuter and vice versa, unless the context otherwise requires.

                       Section 12.5 Binding Provisions
                           The covenants and agreements  contained  herein shall
                       be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the respective parties hereto.

                       Section 12.6 Applicable Law
                           This  Agreement  shall be  construed  and enforced in
                       accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

                       Section 12.7 Counterparts
                           This  Agreement  may be  executed  in any  number  of
                       counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding upon the date hereof. Each Additional or Successor General Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner as the General Partner shall determine, and by so signing, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement.

                       Section 12.8 Separability of Provisions
                           Any provision of this  Agreement  which is prohibited
                       or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. The invalidity or unenforce- ability of a provision in any jurisdiction shall not, in and of itself, invalidate or render unenforce- able such provision in any other jurisdiction.

                       Section 12.9 Paragraph Titles
                           Paragraph  titles are for  descriptive  purposes only
                       and shall not control or alter the meaning of this Agreement as set forth in the text.

                       Section 12.10 Entire Agreement
                           This   Agreement   and  the  exhibits  and  documents
                       referred to herein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                       Section 12.11 Amendments
                           A. In addition to the amendments otherwise authorized
                       herein, amendments may be made to this Agreement from time to time by the General Partner with the Majority Vote of the Investors; provided, however, that without the consent of the Partners or Investors to be

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
                          adversely affected by the amendment, except as provided in Section 12.11B, this Agreement may not be amended so as to (i) convert an Investor's interest into a General Partner's interest; (ii) modify the limited liability of an Investor; (iii) alter the interest of a Partner or Investor in Net Cash Flow,
                          Profit or Loss, or Net Proceeds from a Sale or Financing; (iv) increase the amount of the Capital Contributions required to be paid by the Investors; or
                          (v) extend the Termination Date of the Offering.
                              B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any of the Investors, (i) to add to the duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Investors; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;
                          (iii) to delete or add any provision of this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner or similar official and deemed by the commission, agency, commissioner, or official to be for the benefit or protection of the Investors; (iv) to take any actions necessary to cause the assets of the Partnership to come within the exclusion from the definition of "plan assets" contained in Section 2550.40lb-1 of Title 29 of the Code of Federal Regulations; and (v) to give effect to any action permitted pursuant to Section 5.2; provided, however, that no amendment shall be adopted pursuant to this Section 12.11B unless its adoption (1) is not adverse to the interests of the Investors; (2) is consistent with Section 5.2; (3) does not affect the distribution of Net Cash Flow or Net Proceeds of Sale or Financing or the allocation of Profit or Loss among the Investors as a class and the General Partner, except as provided below; and (4) does not affect the limited liability of the Investors or the status of the Partnership as a partnership for federal income tax purposes. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement to amend provisions of
                          Article IV of this Agreement relating to the allocations of Profit or Loss and to distributions of Net Cash Flow or Net Proceeds of Sale or Financing among the Partners and Investors if the Partnership is advised at any time by the Partnership's Accountants and counsel that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes. The General Partner is empowered to amend the distribution and allocation provisions of Article IV pursuant to Section 12.11B to the minimum extent necessary in accordance with the advice of the Partnership's Accountants and counsel to effect the plan of distribution of Net Cash Flow and Net Proceeds of Sale or Financing, and, consistent therewith, the allocations of Profit and Loss provided in this Agreement. New allocations made by the General Partner in reliance upon the advice of the Partnership's Accountants and counsel shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Investors. This Section 12.11 shall be subject to the provisions of Section 5.9 of this Agreement.
                              C. If this  Agreement  is  amended  as a result of
                          adding or substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment, shall be signed by the General Partner and by the Person to be substituted or added, or the Limited Partner increasing his investment in the Partnership, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an Additional General Partner, the amendment shall be signed by the other General Partner or General Partners and by the Additional General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, the amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or General Partners.

                              D. In making any amendments, there shall be prepared and filed for recordation by the General Partner all documents and certificates required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified.

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
                      IN WITNESS  WHEREOF,  parties  hereto have  executed  this
                  Agreement under seal as of the date first above written.
                                GENTERAL PARTNER

     ATTEST:                                REALTY PARKING COMPANY II, INC.

                                            By:                         (SEAL)
     Name:                                  Name:
     Title:                                 Title:


                                            SUBORDINATED LIMITED PARTNER

     WITNESS:                               REALTY ASSOCIATES LIMITED
                                   PARTNERSHIP

                                            By: RESIDUAL INVESTMENT ASSOCIATES,
                                                A Maryland limited partnership,
                                                 General Partner
                                       By: A.B. RESIDUAL, INC., General Partner

                                            By:                        (SEAL)
                                            Name:
                                            Title:


                                                 ASSIGNOR LIMIT ED PARTNER

         ATTEST:                                PARKING PROPERTIES HOLDING
                                                           CO., INC.

                                                By:                    (SEAL)
         Name:                                  Name:
         Title:                                 Title:



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